UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of

The Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

U.S. HOME SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.
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(4)	Date Filed:

U.S. Home Systems, Inc.

405 State Highway 121 Bypass

Building A, Suite 250

Lewisville, Texas 75067

April 22, 2010

Dear Stockholder:

You are invited to attend this year’s annual stockholders’ meeting which will be held at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067 at 10:00 a.m., central daylight time, on Thursday, June 17, 2010.

The enclosed materials include the notice of annual meeting, the proxy statement describing the business to be transacted at the meeting, a proxy card for you to complete and return to us and our annual report.

We will be reporting on the company’s activities, and you will have an opportunity to ask questions about our operations. We hope you are planning to attend the annual meeting personally, and we look forward to seeing you. However, it is important that your shares be represented at the annual meeting whether or not you are able to attend in person. Accordingly, please complete, sign, date and return the enclosed proxy card in the return envelope provided as soon as possible to ensure your shares are represented. If you are a stockholder of record (i.e., a registered stockholder directly holding your common stock through an account with our transfer agent, Corporate Stock Transfer, Inc.), you can also vote via the internet by going to www.vote.corporatestock.com. A unique control number will be printed on each record stockholder’s proxy card. If you are a beneficial owner (i.e. you indirectly hold your common stock through a nominee such as a bank or broker), you can vote your shares using the methods provided by your nominee. If you do attend the annual meeting, you may, of course, withdraw your proxy if you want to vote in person.

On behalf of our board of directors and our management, we would like to thank you for your continued support and confidence.

Sincerely yours,

/s/ Murray H. Gross	/s/ Robert A. DeFronzo
Murray H. Gross	Robert A. DeFronzo
Chairman of the Board, President	Secretary
and Chief Executive Officer

U.S. Home Systems, Inc.

405 State Highway 121 Bypass

Building A, Suite 250

Lewisville, Texas 75067

PROXY STATEMENT

U.S. Home Systems, Inc.

405 State Highway 121 Bypass

Building A, Suite 250

Lewisville, Texas 75067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 17, 2010

We will hold this year’s annual stockholders’ meeting on Thursday, June 17, 2010, at 10:00 a.m. central daylight time at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067.

At the meeting, we will ask you to consider and vote on the following proposals:

1.	To elect five directors to serve until the next annual meeting or until their successors are elected and qualified,

2.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010,

3.	To approve U.S. Home Systems, Inc.’s 2010 Equity Incentive Plan; and

4.	To consider and vote on any other business that is properly brought before the meeting and any postponements or adjournments thereof.

If you were a stockholder at the close of business on April 21, 2010, you are entitled to receive notice of, and vote at, the annual meeting and any postponements or adjournments thereof.

It is important that your shares be represented at the annual meeting. For that reason, we ask that you promptly complete, sign, date and mail the enclosed proxy card in the return envelope provided. If you attend the annual meeting, you may revoke your proxy and vote in person. Record stockholders can vote on line at www.vote.corporatestock.com. A unique control number will be printed on each record stockholder’s proxy card.

By Order of the Board of Directors,

/s/ Robert A. DeFronzo
Robert A. DeFronzo
Secretary

Lewisville, Texas

April 22, 2010

Important Notice Regarding the Availability of Proxy Materials

For the Stockholder Meeting to be Held on June 17, 2010

Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2009 Annual Report on Form 10-K are available at http://proxy.ushomesystems.com.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 17, 2010

We are providing this notice of annual meeting, proxy statement and proxy card to our stockholders in connection with the solicitation of proxies by our board of directors for use at our 2010 annual meeting of stockholders to be held at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067 on Thursday, June 17, 2010, at 10:00 a.m. central daylight time and at any adjournments or postponements thereof. At the annual meeting, our stockholders will be asked to consider and vote on the following: (1) the election of five directors to serve until the next annual meeting or until their successors are duly elected and qualified; (2) to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; (3) to approve U.S. Home Systems, Inc.’s 2010 Equity Incentive Plan (“2010 Stock Plan”); and (4) the transaction of such business as may properly come before the meeting or any postponements or adjournments thereof. On or about April 27, 2010, we will begin mailing the proxy materials to everyone who was a stockholder of record on April 21, 2010. If you receive more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you received.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Voting Securities

All stockholders of record at the close of business on April 21, 2010 are entitled to notice of and to vote on matters presented at the annual meeting or any postponements or adjournments thereof. At the close of business on April 21, 2010, there were 7,135,783 shares of our common stock issued and outstanding and entitled to vote at the annual meeting. Holders of our common stock are entitled to one vote for each share held. We will have a list of stockholders available for inspection for at least ten days prior to the annual meeting at our principal executive offices and at the annual meeting.

Quorum

The presence, in person or by proxy, of the holders of one-third of the shares of our common stock issued and outstanding and entitled to vote is necessary to constitute a quorum at the annual meeting. Votes marked “For” the nominees for director or votes that are withheld for such nominees will be counted as shares present and entitled to vote in connection with the determination of whether a quorum exists. Votes marked “For,” “Against” or “Abstain” with respect to the ratification of the appointment of the independent registered public accounting firm or the approval of the 2010 Stock Plan will also be counted as shares present and entitled to vote in connection with the determination of whether a quorum exists. In addition, broker non-votes will be counted as shares present in connection with the determination of whether a quorum exists. If a quorum is not present or represented at the meeting, no action may be taken at the meeting, and the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Required Vote

Election of Directors.    Votes may be cast in favor of, or withheld from, each director nominee. Assuming a quorum is present, nominees must receive the affirmative vote of a plurality of the votes cast by stockholders present, in person or by proxy, at the annual meeting and entitled to vote in order to be elected director. A plurality means receiving more affirmative votes than any opposing candidate regardless of whether that is a majority of the votes cast. Votes marked “For” all nominees will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes “Withheld” from a nominee have no effect on the vote since a plurality of the votes cast at the annual meeting is required for the election of each nominee. In the election of directors, stockholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement. If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your broker how to vote with respect to the election of directors, your broker may not vote with respect to this proposal.

Ratification of Grant Thornton LLP and Approval of the 2010 Stock Plan.    The affirmation vote of a majority of the outstanding common stock present in person or represented by proxy at this annual meeting and entitled to vote is required to ratify Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and for the approval of the 2010 Stock Plan.

Other Matters.    Any other matters that may properly come before the annual meeting will be determined by the affirmative vote of a majority of our common stock represented, in person or by proxy, at the annual meeting and entitled to vote, assuming a quorum is present.

Stockholder Voting

In lieu of voting in person at the annual meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed envelope. We encourage you to complete and submit the proxy card even if you plan to attend the annual meeting in person.

Please understand that voting by means of the proxy card has the effect of appointing Murray H. Gross, our chairman, president and chief executive officer, and Robert A. DeFronzo, our secretary, as your proxies. They are required to vote on the proposals described in this proxy statement exactly as you have voted. However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Messrs. Gross and DeFronzo will be authorized to use their discretion to vote such issues on your behalf.

Abstentions

Any stockholder who is present at the annual meeting, either in person or by proxy, but who abstains from voting, will still be counted for purposes of determining whether a quorum exists. An abstention will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares entitled to vote at the annual meeting. Stockholders may not abstain from voting with respect to the election of directors.

Broker “Non-Votes”

If your broker holds shares that you own in “street name,” the broker generally may vote your shares on routine matters even if the broker does not receive instructions from you. “Broker non-votes” are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. Historically, the election of directors was considered a routine matter by brokers and other nominees allowing them to have discretionary voting power to vote shares they hold on behalf of their clients for the election of directors. However, the SEC recently approved the elimination of broker discretionary voting in all director elections and starting this year, if a stockholder whose shares of common stock are held in “street name” by a brokerage firm does not instruct the broker how to vote in the election of directors, such stockholder’s broker will not be allowed to vote with respect to such proposal. As a result, the shares represented by proxies as to which a “broker non-vote” exists will not be treated as voted in the election of directors, but will have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director. The approval of the 2010 Stock Plan is not a routine matter on which brokers will be permitted to vote unvoted shares. As a result, broker non-votes will not be treated as a vote cast for the 2010 Stock Plan, which will have the same effect as a vote against the proposal. Brokers are allowed to vote on behalf of beneficial owners without instruction with respect to ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Revocability of Proxies

You may revoke your proxy at any time before the annual meeting for any reason. To revoke your proxy before the meeting, write to our secretary, Robert A. DeFronzo, at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067. You may also come to the annual meeting and change your vote in writing. Merely attending the annual meeting does not revoke your proxy.

Counting the Votes

The inspector of election appointed for the annual meeting will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether a quorum is present and count all votes and ballots. The votes will be counted, tabulated and certified by Corporate Stock Transfer.

Votes Will Be Kept Confidential

Your vote will be kept confidential, and we will not disclose your vote to anyone other than the inspector of elections or tabulator, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding) or stock exchange requirements, (2) there is a contested election for the board of directors, or (3) you have requested that your vote be disclosed. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

Board of Director Recommendations

The Board of Directors recommends that you vote:

FOR the election of each of the five nominees to serve as directors on the board of directors;

FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2010 fiscal year; and

FOR approval of the 2010 Stock Plan.

Voting Results

We will report and file with the Securities Exchange Commission (SEC) the voting results in a Current Report on Form 8-K within four business days after the end of our annual meeting.

Expenses

We will bear all expenses in connection with this solicitation, including the cost of preparing, printing and mailing proxy materials. Proxies may be solicited by directors, officers and other employees, by telephone or otherwise, without additional compensation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common stock and will reimburse those brokerage firms, nominees, custodians and fiduciaries and our transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

Obtaining Copy of Annual Report on Form 10-K.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is available on our website at www.ushomesystems.com. If you would like a copy of our Annual Report on Form 10-K or any of its exhibits, we will send you one without charge. Please contact:

Robert A. DeFronzo

Secretary

U.S. Home Systems, Inc.

405 State Highway 121 Bypass

Building A, Suite 250

Lewisville, TX 75067

Email: bdefronzo@ushomesystems.com

If you have any questions about the annual meeting or your ownership of our common stock, please contact Robert A. DeFronzo, our secretary, at the address, telephone number or email address listed above.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Robert A. DeFronzo, Secretary, U.S. Home Systems, Inc., 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, TX 75067. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, telephone number or email address.

PROPOSAL ONE—ELECTION OF DIRECTORS

Our board of directors consists of one class of directors. All current directors’ terms expire at the 2010 annual meeting. Our nominating/corporate governance committee has recommended to our board of directors and our board of directors has nominated each of our current directors for re-election. Our stockholders will vote on the election of five members to our board of directors at the annual meeting. Unless otherwise instructed, the proxy holders will vote their proxies for the five nominees named below. Each person will serve as a director until the next annual meeting or until a successor has been elected and qualified.

All nominees for director currently serve as directors of our company. Each of the persons nominated for election to our board has agreed to stand for election, and, to the knowledge of the board, each of the nominees intends to serve the entire term for which election is sought. Should any nominee become unable or unwilling to accept nomination or election, the proxies will be voted for a nominee designated by the present board, with the assistance of the nominating/corporate governance committee, to fill the vacancy, unless the board reduces the number of directors to eliminate the vacancy. However, should the board of directors lawfully identify or nominate any such substitute nominees prior to the upcoming annual meeting, the board of directors will file an amended proxy statement that (1) identifies such substitute nominees, (2) discloses whether such nominees have consented to being named in the revised proxy statement and to serve if elected, and (3) includes the disclosures required by Items 5(b) and 7 of Schedule 14A under the Exchange Act with respect to such nominees.

The board of directors recommends that stockholders vote “FOR” the nominees listed below.

Nominees for Director and Qualifications

The following paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to U.S. Home Systems, Inc. and our board. Finally, we value their significant experience on other public company boards of directors and board committees.

Information about the number of shares of common stock beneficially owned by each director appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.” Except as set forth below, there are no family relationships among any of the directors or among any of the directors and any of our executive officers.

Murray H. Gross, age 72, has served as our president since February 2009 and as our chief executive officer and the chairman of our board of directors since 2001. He was elected to the board of directors in 2001. Mr. Gross previously served as our president from 2001 to March 2007. In February 2009 he was elected president to replace Peter T. Bulger who resigned as our president and chief operating officer. Mr. Gross previously served as a director of Pure Bioscience, Inc., a public company that develops and markets technology-based bioscience products. We believe Mr. Gross’ qualifications to sit on our board of directors include his over 50 years of experience in the home improvement industry, including as one of our founders and service as our chairman of the board and chief executive officer since 2001. Mr. Gross is the father of Steven L. Gross, our Executive Vice President and Chief Marketing Officer.

Don A. Buchholz, age 81, was elected to our board of directors in June 2002, and serves as chairman of our compensation and nominating/corporate governance committees, and as a member of our audit committee. Since

1972, Mr. Buchholz has served as chairman of the board of directors of SWS Group, Inc., a publicly owned holding company with subsidiaries engaged in providing securities clearing, securities brokerage, investment banking and investment advisory services. He is a past director of the Securities Industry Association (“SIA”), a past chairman of the executive committee of the south central district of the SIA, a past member of the boards of governors of the New York Stock Exchange and the National Association of Securities Dealers, and a past president and director of the Texas Stock and Bond Dealers Association. We believe that Mr. Buchholz’s extensive experience as chief executive officer and chairman of the board of a major financial services public company and his knowledge of our business, its operations and strategy, strengthens the board’s collective qualifications, skills and experience.

Richard W. Griner, age 72, has served as a member of our board of directors since August 2007 and is a member of our audit committee. Mr. Griner served as president and chief operating officer of Rmax LLC, from 1984 to December 2007 when he retired. Rmax LLC is a rigid foam insulation manufacturing company with sales throughout the United States and Canada. Its products of residential sheathing and commercial roof insulation are marketed to major home improvement retailers, nationwide distributors and independent insulation contractors. Mr. Griner was also president of the Hart Group, which is the private holding company for Rmax LLC. We believe that Mr. Griner’s experience as a chief operating officer of a major manufacturing company, his management and marketing experience with major home improvement retailers qualify him to sit on our board.

Larry A. Jobe, age 70, has served as a member of our board of directors since June 2003 and is chairman of our audit committee, and a member of our nominating/corporate governance and compensation committees. He is chairman of the board of Legal Network, Ltd., a company he co-founded in 1993. Legal Network, Ltd. provides litigation support, temporary support staff and contract attorneys to law firms and corporate legal departments. Mr. Jobe also serves as a director of SWS Group, Inc., a major financial services firm, and Mannatech, Inc. He also currently serves as president and founder of P 1 Resources, LLC which has provided engineering and light industrial staffing services to the construction industry since 1994. From 1991 to 1994, Mr. Jobe was chairman and founder of Mitchell Jobe & Company, a provider of professional staffing services for government and industry. From 1973 to 1991, he served in various capacities, including member of the executive committee and chairman of the strategic planning committee, with the accounting firm Grant Thornton LLP. In 1969, he was appointed by President Richard Nixon to serve as the Assistant Secretary of Commerce for Administration at the United States Commerce Department. Mr. Jobe currently serves as the chairman of the board of Independent Bank of Texas. He is a certified public accountant and received a B.B.A. degree in Accounting from the University of North Texas. We believe Mr. Jobe’s qualifications to sit on our board of directors include his experience in finance and accounting, professional certification as a certified public accountant, business and management experience and his service on the board of directors and as chairman of the audit committees of other public companies.

Kenneth W. Murphy, age 71, was elected to our board in July 2004 and serves as a member of our compensation committee. Mr. Murphy founded The Mail Box, Inc. in 1971, and served as its president and chairman of the board until 1997, when it merged with six other companies to form Compass International, which became a public company after an initial public offering with Mr. Murphy serving as a director and president of the printing and mailing division. In 1999, after the non-print and mail division of Compass had been sold to the NCO Group, Inc., Mr. Murphy purchased the printing and mailing division and formed Mail Box Capital Corporation serving as a director and its president until 2001 when Mail Box was sold to Alliance Data Systems, Inc. In 2000, Mr. Murphy founded Label Source Ltd., a mailing supply company and in 2004 he formed Arken Technology, Inc., a mailing and internet company. He has served as chairman of the board for each of these companies since their inception. Mr. Murphy has established and endowed an Entrepreneurial Scholarship and The Murphy Entrepreneurial Center at the University of North Texas. Mr. Murphy’s extensive experience as an entrepreneur, founder and chief executive officer of several companies and his knowledge of the growth-related issues and challenges that companies such as U.S. Home Systems, Inc. encounter during its growth and expansion phase uniquely qualify him to sit on our board of directors.

CORPORATE GOVERNANCE

Our Board and Board Meetings

We manage our business under the direction of our board of directors. Our directors generally serve one-year terms from the time of their election until the next annual meeting of stockholders or until their successors are duly elected and qualified. The size of our board is set at five members, and we currently have five directors including four non-employee directors. The board meets at least quarterly during the year to review significant developments and to act on matters requiring board approval. The board held six in-person meetings and one meeting with the written consent of all directors during fiscal year 2009. Each director attended at least three-fourths of the total number of meetings of our board of directors sitting as a whole and all committees of our board on which such director served during 2009. Our board of directors has not adopted a policy on attendance by board members at our annual meeting of stockholders. However, we expect that a majority of the members of the board will attend the 2010 annual meeting.

The board has long been committed to sound and effective corporate governance practices. Four of the five nominees for election as directors of our board qualify as “independent” as defined by applicable Nasdaq Stock Market and SEC rules. Our key committees are and will continue to be comprised solely of independent directors.

The board adopted a comprehensive set of corporate governance guidelines, which addresses a number of important governance issues, including director independence, criteria for board membership, expectations regarding attendance and participation in meetings, committee responsibilities and authority of the board and certain committees to engage outside independent advisors as they deem appropriate.

The board has also adopted and implemented formal charters setting forth the powers and responsibilities of the audit, compensation and nominating/corporate governance committees. All three of our charters, corporate governance guidelines and our code of ethics and business conduct may be viewed on the corporate governance page of our web site, www.ushomesystems.com.

The current members of the committees are identified below:

Director	Audit	Compensation	Nominating & Corporate Governance
Don A. Buchholz	X	X (Chair)	X (Chair)
Larry A. Jobe	X (Chair)	X	X
Kenneth W. Murphy		X
Richard W. Griner	X

Audit Committee

Our audit committee is comprised of three directors who are responsible for, among other things,

•	selection of our independent registered public accounting firm;

•	reviewing and approving the scope of, and the fees for, the annual audit;

•	reviewing with the independent registered public accounting firm our accounting practices and policies;

•	reviewing with the independent registered public accounting firm their audit report;

•	reviewing with our chief financial officer and independent registered public accounting firm overall accounting, financial and internal controls; and

•	being available to the independent registered public accounting firm during the year for consultation purposes.

Each of the members of the committee qualified as “independent” under the provisions of Section 10A of the Securities Exchange Act of 1934 and the rules of the SEC promulgated thereunder, as well as the Nasdaq Stock Market’s independence rules relating to audit committees. Our audit committee is comprised of Larry A. Jobe (chairman), Don A. Buchholz and Richard W. Griner. Our board has determined that all members of the audit committee are financially literate pursuant to the Nasdaq Stock Market rules and that Larry A. Jobe is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The audit committee held four meetings and took action once with the written consent of all members during fiscal year 2009. Each audit committee member participated in person or by telephone in all of the meetings.

In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent registered public accounting firm a formal written statement confirming the absence of any relationships between the auditor and the company that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee discussed with the independent registered public accounting firm any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the registered public accounting firm’s independence. The audit committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the company’s internal controls over financial reporting. The committee reviewed with the independent registered public accounting firm their audit plan and audit scope and the independent registered public accounting firm’s examination of the financial statements. The audit committee is also responsible for reviewing compliance with the company’s code of ethics and business conduct policy, and for administering and enforcing the company’s accounting and auditing complaint procedures adopted in accordance with Section 301 of the Sarbanes-Oxley Act of 2002.

On April 7, 2010, the audit committee approved the engagement of Grant Thornton LLP as the company’s independent registered public accounting firm for 2010.

Compensation Committee

Our compensation committee, which is comprised of three independent directors, determines the salaries of our executive officers, assists in determining the salaries of other personnel, administers the grant of awards under our 2000 Stock Compensation Plan (the “2000 Stock Plan”) and 2004 Restricted Stock Plan (the “2004 Stock Plan”), and performs other similar functions. Our compensation committee is comprised of Don A. Buchholz (chairman), Kenneth W. Murphy and Larry A. Jobe. The compensation committee held three meetings during fiscal year 2009. All compensation committee members participated in person or by telephone in all of the meetings. Our board of directors has adopted a charter for the compensation committee, which is available on the corporate governance page of our website at www.ushomesystems.com.

The compensation committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee may retain the services of a compensation consultant and consider recommendations from our chief executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation committee and recommended to the full board for ratification.

The compensation committee is responsible for administering all of our equity-based plans. The compensation committee also periodically reviews compensation and equity-based plans and makes its recommendation to the board with respect to these matters.

Nominating/Corporate Governance Committee

Our nominating/corporate governance committee is comprised of two non-employee directors who meet the independence requirements of the Nasdaq Stock Market and is responsible for identifying individuals qualified to become members of the board, recommending to the board qualified director nominees to be proposed for election at the annual meeting of stockholders, recommending to the board directors to be appointed to the various committees of the board, and assisting the board in developing and implementing effective corporate governance practices and policies. Our nominating/corporate governance committee is comprised of Don A. Buchholz (chairman) and Larry A. Jobe. The nominating/corporate governance committee held one meeting during fiscal year 2009. All committee members were present at each meeting.

Director Qualifications, Diversity, Criteria and Nominating Procedures

The company’s corporate governance guidelines provide that a substantial majority of our directors must qualify as independent directors under the listing standards of the Nasdaq Stock Market. Although the company’s corporate governance guidelines provide that the board’s optimum size is seven to nine members, the nominating/corporate governance committee is not currently seeking additional candidates to serve on the board and believes that the proposed five-member board is able to provide the necessary oversight and assistance to management of the company. Criteria for board membership takes into account skills, expertise, integrity, diversity and other qualities that are expected to enhance the board’s ability to manage and direct the business and affairs of the company. In general, nominees for director should have an understanding of the workings of business organizations such as the company and senior level executive experience, as well as the ability to make independent, analytical judgments, the ability to be an effective communicator, and the ability and willingness to devote the time and effort to be an effective and contributing member of the board.

We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The nominating/corporate governance committee may, from time to time, seek to identify potential candidates for director nominees to sustain and enhance the composition of the board with the appropriate balance of knowledge, experience, skills, expertise and diversity. In this process, the nominating/corporate governance committee will consider potential candidates proposed by other members of the board, by management or by stockholders, and the nominating/corporate governance committee has the sole authority to retain a search firm to assist in this process, at the expense of the company. In considering candidates submitted by stockholders, the nominating/corporate governance committee will take into consideration the needs of the board and the qualifications of the candidate. Our nominating/corporate governance committee does not have a specific policy with respect to the consideration of any director candidates recommended by stockholders. Our board and the nominating/corporate governance committee believe that such a policy is unnecessary because they will consider all recommended director candidates without regard to the source of the recommendation.

Once a person has been identified by the nominating/corporate governance committee as a potential candidate, the nominating/corporate governance committee, as an initial matter, may collect and review publicly available information regarding the person to assess whether the person should be considered further. Thereafter, if the committee determines that the candidate has potential, a more in-depth consideration would be undertaken. Generally, if the person expresses a willingness to be considered and to serve on the board and the nominating/corporate governance committee believes that the candidate has the potential to be a good candidate, the nominating/corporate governance committee would seek to gather information from or about the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the nominating/corporate governance committee might be considering, and, as appropriate, conduct one or more interviews with the candidate. In certain instances, nominating/corporate governance committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The nominating/corporate governance committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder. Since the last annual meeting, the nominating/corporate governance committee has not received a recommended nominee from a stockholder owning 5% or more of our common stock.

Board Leadership Structure

As noted above, our board is currently comprised of four independent and one employee director. Mr. Murray H. Gross has served as our chairman of the board and chief executive officer since 2001. Because the positions of chairman of the board and chief executive officer are held by the same person, the board believes it is appropriate for the independent directors to elect one independent director to serve as a presiding director. The board has designated Don A. Buchholz as the presiding director. In addition to presiding at executive sessions of non-employee directors, the presiding director has the responsibility to: preside as chairman at board meetings during Mr. Gross’ absence and perform such other functions as the independent directors may designate from time to time. We believe that the number of independent, experienced directors that make up our board, along with the independent oversight of our presiding director, benefits U.S. Home Systems, Inc. and its stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers, and stockholders that U.S. Home Systems, Inc. is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the company and the board eliminates the potential for confusion or duplication of efforts and provides clear leadership for U.S. Home Systems, Inc. We believe U.S. Home Systems, Inc. has been well-served by this leadership structure.

The Board’s Role in Risk Oversight

The board’s role in the company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full board during the committee reports portion of the next board meeting. This enables the board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the audit committee discusses with our management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s policies with respect to risk assessment and risk management.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. During the fiscal year ended December 31, 2009, there were no amendments to or waivers of our Code of Ethics and Business Conduct. If we effect an amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct we intend to satisfy our disclosure requirements by posting a description of such amendment or waiver on the corporate governance page of our internet website at www.ushomesystems.com or via a current report on Form 8-K. A current copy of our Code of Ethics and Business Conduct is posted on our internet website at www.ushomesystems.com.

Stockholder Communications with Directors

The board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the board, any board committee or any chair of any such committee by mail or electronically. To communicate with the board of directors, any individual director or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the company “c/o Corporate Secretary” at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067. To communicate with any of our directors electronically, stockholders should use the following email address of our general counsel, Richard B. Goodner: rgoodner@ushomesystems.com.

PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During fiscal years 2008 and 2009, Grant Thornton LLP served as our independent registered public accounting firm. Our audit committee has selected the firm of Grant Thornton LLP, independent registered public accounting firm, as our auditors for the fiscal year ending December 31, 2010. Although stockholder approval of the selection of Grant Thornton LLP is not required by law, our bylaws, or otherwise, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved by our stockholders at the 2010 annual meeting, our audit committee will reconsider its selection of Grant Thornton LLP. In such event, the audit committee may retain Grant Thornton LLP, notwithstanding the fact that the stockholders did not ratify the selection, or may select another independent registered public accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the audit committee reserves the right in its discretion to select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

Representatives of Grant Thornton LLP are expected to be present at the 2010 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Our Board of Directors recommends that you vote FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2010 fiscal year.

Fees and Services of Independent Registered Public Accounting Firm

The audit committee pre-approves the audit fees and services provided by our independent registered public accounting firm. The audit committee also reviews any factors that could impact the independence of our independent registered public accounting firm in conducting the audit and receives certain representations from our independent registered public accounting firm towards that end.

Grant Thornton LLP audited our financial statements for the fiscal years ended December 31, 2008 and 2009.

The following table summarizes the fees paid or payable to Grant Thornton LLP for services rendered for the fiscal years ended December 31, 2008 and 2009.

Type of Service	2008	2009
Audit Fees	$231,430	$281,984
Audit-Related Fees	—	—
Tax Fees	$94,239	$88,911
All Other Fees	—	$13,237

Total Fees	$325,669	$384,132

Audit Fees include fees for financial statement audits, comfort letters, attest services, consents, and review of filings with SEC. Audit-Related Fees include fees for due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews and consultation on financial accounting and reporting standards. Tax Fees include fees for preparation of original and amended tax returns, claims for refunds and tax payment-planning services. All Other Fees include due diligence related to mergers and acquisitions and consultation on tax related matters.

AUDIT COMMITTEE REPORT

The audit committee of the board is comprised of three non-employee directors, each of whom has been determined by the board to be “independent” under the meaning of Rule 10-A-3(b)(1) under the Exchange Act. Larry Jobe, the chair of the audit committee, is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K. The audit committee assists with the board’s oversight of the integrity of the company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the company’s independent registered public accounting firm, the audit process, and internal controls. The audit committee operates pursuant to a written charter adopted by the board. The audit committee is responsible for overseeing the corporate accounting and financial reporting practices, recommending the selection of the company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the company’s periodic financial reports. The audit committee also reviews and recommends to the board that the audited financial statements be included in the company’s Annual Report on Form 10-K.

During fiscal year 2009, the audit committee (1) reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009, with the company management; (2) discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T; and (3) received the written disclosures and the letters from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent accountants their independence.

The audit committee reviewed and discussed with management and the independent accountant the audited financial statements for the year ended December 31, 2009. Management has the responsibility for the preparation of the financial statements and the reporting process. The independent accountant has the responsibility for the examination of the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

Submitted by the audit committee

of the board of directors

Larry A. Jobe, Chairman

Don A. Buchholz

Richard W. Griner

PROPOSAL THREE—APPROVAL OF THE U.S. HOME SYSTEMS, INC. 2010 EQUITY

INCENTIVE PLAN

Introduction

The board believes that our stock incentive programs are an integral part of the company’s approach to long-term incentive compensation, focused on stockholder return, and its continuing efforts to align stockholder and employee interests. Growth in stockholder value depends on, among other things, our continued ability to attract and retain directors, employees and consultants in a competitive workplace market, with the experience and capacity to perform at the highest levels. The grant of equity-based compensation to such individuals is a vital factor in attracting and retaining effective and capable personnel who contribute to our growth and success and in establishing a direct link between the financial interests of such individuals and our stockholders.

The board approved the 2000 Stock Plan in 2000 which was subsequently approved in 2001 by our stockholders. Awards available under the 2000 Stock Plan are incentive stock options that meet the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options and restricted stock awards. The 2000 Stock Plan authorizes the issuance of up to a maximum of 3,000,000 shares. Our board of directors has approved restricting the number of shares available for options under the 2000 Stock Plan to 20% of the outstanding shares of common stock of the company. Awards under the 2000 Stock Plan may be made to employees, directors, advisors and consultants of the company. The expiration date of the 2000 Stock Plan is November 12, 2010. As of December 31, 2009, there were 502,606 shares available for grants under the 2000 Stock Plan.

We also have a 2004 Restricted Stock Plan (“2004 Stock Plan”) which was previously approved by our stockholders. Pursuant to the 2004 Stock Plan, our employees and directors may be granted restricted stock awards under such terms as determined by our compensation committee. The 2004 Stock Plan provides that up to 500,000 restricted stock awards may be granted under the plan. At December 31, 2009 there were 342,138 shares available for grants under the 2004 Stock Plan. For more information regarding the 2000 Stock Plan and 2004 Stock Plan, see “Equity Compensation Plan Information” below.

The board believes that our stock incentive programs should be reviewed periodically to determine whether they remain a viable source of incentive compensation both in terms of the number of shares of stock available for awards and, in general, in terms of its design. In view of the limited number of shares remaining under the 2000 Stock Plan available to provide such incentives and the expiration of that plan in November 2010, the compensation committee, which consists entirely of independent directors, has recommended and the board has approved the 2010 Stock Plan, a copy of which appears as Appendix A to this proxy statement. Stockholder approval of the 2010 Stock Plan is desired, among other reasons, to ensure the tax deductibility by U. S. Home Systems, Inc. of awards under the 2010 Stock Plan for purposes of Section 162(m) of the Code, to meet the listing requirements of NASDAQ stock market, and to ensure the availability of a continued source of incentive compensation.

Based on the compensation committee’s recommendation and the board’s continued desire to attract and retain effective and capable personnel who contribute to the growth and success of U.S. Home Systems, Inc. and whose interests are aligned with those of our stockholders, on March 15, 2010, the board approved and recommended that the stockholders approve the 2010 Stock Plan, which authorizes the issuance of up to 500,000 shares of our common stock for grants of equity based compensation as described below. As of the record date, no stock awards have been granted under the 2010 Stock Plan.

Principal Provisions of 2010 Stock Plan

As with the 2000 Stock Plan, the purpose of the 2010 Stock Plan is to attract and retain employees, directors, consultants and advisors who are and will be contributing to the success of the business, to motivate and reward employees, directors and consultants who have made significant contributions, to encourage them to continue to give their best efforts to our future success, to provide incentive and reward opportunities designed to enhance our profitable growth and such individuals’ personal concern for such growth. The following summary of the 2010 Stock Plan is qualified in its entirety by reference to the 2010 Stock Plan, a copy of which is attached to this proxy statement as Appendix A.

Administration and Shares Reserved for Issuance

The 2010 Stock Plan will be administered by our compensation committee, which consists entirely of independent directors. Awards available for grant under the 2010 Stock Plan are as described in the section below titled “Type of Awards.” Participants in the 2010 Stock Plan are employees, directors, consultants or advisors of U.S. Home Systems, Inc. and its subsidiaries, as the compensation committee may designate (“participants”). At the record date we had approximately 900 employees, including our four executive officers and four independent directors eligible as participants in the 2010 Stock Plan. The maximum number of shares of stock for which awards may be granted under the 2010 Stock Plan to any single participant in any calendar year will not exceed 100,000 shares of common stock, subject to adjustment as discussed below. All plan awards granted under the 2010 Stock Plan will be evidenced by agreements in a form designated by the compensation committee, and subject to the terms and conditions of the 2010 Stock Plan.

As stated above, 500,000 shares are reserved for issuance and available for awards under the 2010 Stock Plan. In general, all awards under the 2010 Stock Plan will be counted against this reserve on a one-for-one basis. Shares of common stock underlying awards under the 2010 Stock Plan that expire or are forfeited or terminated for any reason (as a result, for example, of the lapse of an option or a forfeiture of restricted shares), as well as any shares underlying an award that is settled in cash rather than stock, will be available for future grants under the 2010 Stock Plan. Likewise, the full number of shares with respect to which a stock appreciation right is granted will count against the pool of shares of common stock or shares of common stock reacquired by U.S. Home Systems, Inc., including shares purchased in the open market.

Type of Awards

The 2010 Stock Plan provides for the grant of incentive stock options, nonqualified stock options, reload options, stock appreciation rights and restricted stock awards.

Stock Options.    Participants receiving options (“optionees”) have the right to purchase a specified number of shares of stock at a specified exercise price, subject to the terms and conditions established by the compensation committee and specified in an agreement memorializing the grant. The price at which a share of common stock may be purchased upon exercise of an option granted under the plan will be determined by the compensation committee, but (a) in the case of an incentive stock option, if granted to a participant who, at the time of grant, owns shares representing more than 10% of the voting power of our capital stock outstanding, such purchase price will not be less than 110% of the fair market value of a share of common stock on the date such option is granted and, if granted to any other participant, such purchase price will not be less than the fair market value of a share of common stock on the date such option is granted, and (b) in the case of an option that does not constitute an incentive stock option, such purchase price will not be less than 100% of the fair market value of a share of common stock on the date such option is granted. Fair market value on a given day means the closing price per share of the common stock on the Global Market System of NASDAQ as to the date specified or if the Global Market System ceases to be the principal exchange or quotation system upon which the shares of the common stock are listed or quoted, then such exchange or quotation systems upon which we elect to list or quote our shares of common stock (the “fair market value”). The compensation committee may grant to a participant options that qualify as incentive stock options, nonqualified stock options or a combination of incentive and nonqualified stock options, and may grant to a participant the right to receive reload options and stock appreciation rights (as further described below).

Stock options must be exercised within a period fixed by the compensation committee. The optionee must pay the exercise price for shares to be purchased in full at the time of exercise in cash or in whole or in part, by tendering (either actually or by attestation) shares of U.S. Home Systems, Inc. common stock as determined by the compensation committee at the time of grant, as provided in the applicable award agreement and as are permissible under the terms of the 2010 Stock Plan. Upon approval, options may be exercised in the form of a “cashless exercise” through a broker based on the broker’s agreement to deliver sufficient funds to pay the applicable exercise price and tax withholding, if any.

Stock Appreciation Rights.    If authorized by the agreement memorializing an award of stock options, a participant may receive, upon surrender of his or her right to purchase common stock under the stock option, a payment (in cash or shares of common stock, or a combination thereof) equal to (i) the excess of the fair market value of the shares with respect to which the right to purchase was surrendered over the option exercise price of such shares, times (ii) the number of shares of common stock with respect to which the right to purchase was surrendered. All of the terms and conditions of the stock appreciation right are established by the compensation committee and specified in an agreement memorializing the grant. Stock appreciation rights must be exercised within a period fixed by the compensation committee.

Reload Options.    Concurrently with the award of nonqualified or incentive stock options, the compensation committee may authorize reload options to purchase for cash or shares that number of shares of U.S. Home Systems, Inc. common stock equal to the sum of the number of shares of our common stock used to exercise the underlying option plus, to the extent authorized by the compensation committee, the number of shares of our common stock used to satisfy any tax withholding requirement incident to the exercise of the option award. The grant of reload options will become effective on the exercise of the underlying nonqualified, incentive or reload option through the use of shares of U.S. Home Systems, Inc. held by the optionee for at least 12 months. Reload options are not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).

The issuance of reload options is evidenced by their reference in the option agreement attendant to the option grant. Upon the exercise of a nonqualified or incentive stock option, the reload option will be evidenced by an amendment to the underlying option agreement.

The option price per share of U.S. Home Systems, Inc. common stock deliverable upon the exercise of a reload option is the fair market value of a share of U.S. Home Systems, Inc. common stock on the date the grant of the reload option becomes effective.

Each reload option is fully exercisable six months from the effective date of grant. The term of each reload option is equal to the remaining option term of the underlying nonqualified or incentive stock option.

No additional reload options will be granted to optionees when nonqualified, incentive and/or reload options are exercised following termination of the optionee’s employment.

Restricted Stock.    Restricted stock awards entitle participants to acquire shares of U.S. Home Systems, Inc. common stock, subject to forfeiture by the recipient if the conditions specified in the applicable award agreement are not satisfied prior to the end of the applicable restriction period established for the award. Each restricted stock award will be granted pursuant to an agreement that will specify the terms pursuant to which the restricted stock will vest. These terms may be based on performance standards, periods of service, or other criteria, as the compensation committee may establish. Restricted stock awards may be granted either alone, in addition to or in tandem with other awards granted under the 2010 Stock Plan.

The compensation committee, in its sole discretion, will determine the time or times within which an award of restricted stock may be subject to forfeiture, the vesting schedule and the rights to acceleration thereof, and all other terms and conditions of the award. The compensation committee may, but is not required to, provide that vesting of such award will occur upon (1) the attainment of one or more performance goals or targets established by the compensation committee, which are based on (i) percentage increases in net revenue, (ii) earnings before or after interest, taxes, depreciation, and/or amortization, and (iii) operating income (which for purposes of this calculation is equal to net income as determined in accordance with GAAP plus stock compensation expense); (2) the continued employment or service with the company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the compensation committee in its sole and absolute discretion; or (4) a combination of any of the foregoing. Subject to the applicable provisions of the award agreement and the 2010 Stock Plan, upon termination of a participant’s employment, or service or termination of a director as a member of the board for any reason, all restricted stock subject to the award agreement may vest or be forfeited in accordance with the terms and conditions established by the compensation committee as specified in the award agreement. Each restricted stock award may, in the sole and absolute discretion of the compensation committee, have different forfeiture and vesting provisions.

Plan Benefits

The granting of awards under the 2010 Stock Plan is discretionary. As such, the board cannot now determine the number, value or type of awards to be granted in the future for any individual or group of individuals who qualifies as a participant under the 2010 Stock Plan.

Term; Amendments; Restrictions; Considerations

The 2010 Stock Plan will become effective if it is approved by the stockholders at the 2010 annual meeting and will remain in effect until March 15, 2020, ten years after the date the 2010 Stock Plan was approved by our board of directors. No awards may be granted under the 2010 Stock Plan on or after that date. The board or the compensation committee may amend or terminate the 2010 Stock Plan from time to time in such respects as the board may deem advisable (including, but not limited to, amendments which the board deems appropriate to enhance the company’s ability to claim deductions related to stock option exercises); provided, that to the extent an amendment to the 2010 Stock Plan (1) increases the maximum number of shares available under the 2010 Stock Plan, (2) changes the class of individuals eligible to receive awards under the 2010 Stock Plan, or (3) requires stockholder approval under the rules of the NASDAQ Stock Market, such other exchange or quotation service upon which the company’s common stock is either quoted or traded, or the SEC, stockholder approval will be required for any such amendment of the 2010 Stock Plan. Subject to the foregoing, the board or compensation committee may amend the 2010 Stock Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the compensation committee to be inconsistent with the purpose of the 2010 Stock Plan or any award agreement.

Any amendment or termination of the 2010 Stock Plan will not impair the rights of participants under previously-granted awards and such awards will remain in full force and effect as if the plan had not been so amended or terminated, unless mutually agreed otherwise between the participant and the compensation committee, which agreement must be in writing and signed by the participant and the company.

Changes in Capitalization and Similar Changes

If the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares of stock or other securities or property of the company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such shares of common stock is increased by a stock dividend or stock split, there must be substituted for or added to each share of common stock theretofore reserved for the purposes of the plan, whether or not such shares are at the time subject to outstanding awards, the number and kind of shares of stock or other securities or property into which each outstanding share of common stock is so changed or for which it is so exchanged, or to which each such share is entitled, as the case may be. Outstanding awards will be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. No adjustment pursuant to these provisions will be deemed a repricing of an option or any other award. If there is any other change in the number or kind of the outstanding shares of common stock, or of any stock or other securities or property into which such common stock has been changed, or for which it has been exchanged, and if the compensation committee in its sole discretion determines that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of the plan, or in any award theretofore granted or which may be granted under the plan, then such adjustment will be made by the compensation committee and will be effective and binding for all purposes of the plan.

The compensation committee has the power, in the event of any change of control (as defined in the 2010 Stock Plan), to (1) amend all outstanding options to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such change of control and (2) to terminate each such option as of such effective date and pay each holder of such award an amount of cash per share equal to the excess, if any, of the change in control value (as hereinafter defined) of the shares subject to such option over the exercise price under such options for such shares. The “change in control value” is the per share price paid to stockholders of the company in the change of control transaction, provided that in the event that the consideration offered to stockholders of the company consists of anything other than cash, the compensation committee will determine, in its sole and absolute discretion, the fair cash equivalent portion of the consideration offered that is other than cash. Upon a change of control outstanding options will become fully vested and exercisable and any restrictions imposed on outstanding restricted stock awards will lapse.

Limitations Under Code Section 409A

No adjustment or amendment will be taken under the plan that:

(1)	with respect to any awards that are not subject to Section 409A of the Code as of the date of such action, would cause such award to be subject to the requirements of Section 409A of the Code without satisfying such requirements; or

(2)	with respect to awards subject to Section 409A of the Code, would constitute (a) a change in the time and form of payment under such award, unless consented to by the participant and otherwise satisfies the requirements of Treasury Regulation §1.409A-2(b), (b) an acceleration of payment under the award in prohibition of Section 409A(a)(3) of the Code and the regulations thereunder, taking into consideration the exceptions provided under Treasury Regulation §1.409A-3(j)(4) for certain accelerations, or (iii) a violation of Section 409A of the Code not otherwise referenced herein that would trigger adverse tax consequences for the participant.

Withholding for Payment of Taxes

As with the 2000 Stock Plan, the 2010 Stock Plan provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable law.

Federal Tax Consequences

The federal income tax consequences of the issuance and exercise or settlement of awards under the 2010 Stock Plan are as described below. The following information is only a summary and does not address all aspects of U.S. federal taxation that may be relevant to a particular participant in light of his or her personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options.    A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes on either the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (b) our company will not be entitled to a deduction with respect to the shares of common stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the exercise price, and (ii) the gain on the sale. Also U.S. Home Systems, Inc. will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the exercise price results in a capital loss. The excess of the fair market value of the shares on the date of exercise over the exercise price is, however, includable in the participant’s income for alternative minimum tax purposes.

Nonqualified Stock Options.    A participant who is granted a nonqualified stock option will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price for the shares. U.S. Home Systems, Inc. generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis equals the fair market value of the shares on the exercise date. Nonqualified stock options will be subject to Code Section 409A which applies to nonqualified deferred compensation if the exercise price is less than the fair market value of the underlying common stock on the date the option is granted.

Reload Options.    Reload options are not intended to qualify as incentive stock options under Section 422 of the Code and for tax purposes are nonqualified stock options.

Stock Appreciation Rights.    A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the award. Upon the exercise of a stock appreciation right, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of U.S. Home Systems, Inc. common stock from the date of grant of the award to the date of exercise); and (b) U.S. Home Systems, Inc. will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Stock appreciation rights will be subject to Code Section 409A if the exercise price is less than the fair market value of the underlying common stock on the date the right is granted.

Restricted Stock.    A participant will not be taxed at the date of an award of restricted stock, but will be taxed at ordinary income rates on the fair market value of any shares of restricted stock as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted stock to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted stock as of the date of such transfer. U.S. Home Systems, Inc. will be entitled to a corresponding deduction at that time (subject to certain limits on deductibility under Section 162(m) of the Code). Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted stock, if the employee makes an election under Section 83(b) of the Code to be taxed on the fair market value upon such transfer).

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 with respect to our common shares issuable under equity compensation plans:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders:
2000 Stock Compensation Plan(1) (2) (3)	403,005	$3.27	502,606
2004 Restricted Stock Plan(4)	1,902	$—	342,138
Equity compensation plans not approved by security holders	—	—	—

Total	404,907	$3.27	844,744

(1)	Our 2000 Stock Plan allows for the granting of share options to employees, directors and advisors.
(2)	Excludes 5,625 outstanding share options assumed in connection with the merger of U.S. Remodelers with us in 2001 at a weighted average exercise price of $8.40. We do not intend to issue any additional options under the assumed plans.
(3)	The maximum number of shares of common stock in respect to which options may be granted under the 2000 Stock Plan, is 3,000,000 shares without limitation, and the number of shares in respect of which options may be granted to any one person is 300,000 shares during any single calendar year. Our board of directors approved restricting the number of shares available for options under the 2000 Stock Plan to 20% of the outstanding shares of common stock of the company. The board retained the authority to increase the number of shares available for options under the 2000 Stock Plan up to a maximum of 3,000,000 shares from time to time as may be necessary in the future to provide ample shares for options under the 2000 Stock Plan for our employees, directors and advisors.
(4)	Pursuant to the 2004 Stock Plan, our employees and directors may be granted restricted stock awards under such terms as determined by our compensation committee. The compensation committee is authorized to grant up to a maximum of 500,000 restricted stock awards for our common stock under the 2004 Stock Plan.

Recommendation of the Board of Directors

The Board recommends a vote “For” the approval of the 2010 Stock Plan.

Assuming a quorum is present or represented by proxy at the annual meeting, the affirmative vote of the holders of a majority of the votes cast in person or by proxy by the holders of common stock is required to approve the 2010 Stock Plan. Abstentions and broker non-votes will have the effect as a vote against the approval of the plan. Unless otherwise instructed or unless authority to vote is withheld, your signed and returned proxy card will be voted FOR the approval of the 2010 Stock Plan.

EXECUTIVE OFFICERS

The following table sets forth the name, age and positions of each of our executive officers as of the record date:

Name	Age	Position(s)
Murray H. Gross(1)	72	President, Chief Executive Officer, Chairman of the Board and Director
Steven L. Gross	47	Executive Vice President and Chief Marketing Officer
Robert A. DeFronzo	55	Secretary-Treasurer and Chief Financial Officer
Richard B. Goodner	64	Vice President-Legal Affairs and General Counsel

(1)	The business experience of Mr. Gross is included under “Proposal One: Election of Directors – Nominees for Director and Qualifications.”

Steven L. Gross serves as our executive vice president and chief marketing officer, positions he has held since February 2001. He has 24 years experience in the home improvement industry. He is the son of Murray H. Gross.

Robert A. DeFronzo serves as our secretary, treasurer and chief financial officer, positions he has held since February 2001. He has 19 years of experience in the home improvement industry.

Richard B. Goodner has served as our general counsel since June 2003 and as our vice president – legal affairs since August 2003. From 1970 to 2003, Mr. Goodner was engaged in the practice of law in Dallas, Texas.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at April 21, 2010, regarding the beneficial ownership of our common stock of each person or group known by us to beneficially own 5% or more of our outstanding shares of common stock; each of our directors; named executive officers as identified in the Summary Compensation Table; and all our executive officers and directors, as a group.

Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

	Shares Beneficially Owned(1)
	Number	Percent(4)
Named Executive Officers(2)(3)
Murray H. Gross(5)(13)	528,217	7.4%
Peter T. Bulger(6)	5,616	*
Steven L. Gross(7)	178,463	2.5%
Robert A. DeFronzo(8)	56,812	*

Non-Employee Directors(2)
Don A. Buchholz(9)(13)	505,061	7.1%
Larry A. Jobe(10)(13)	53,811	*
Kenneth W. Murphy(11)(13)	40,504	*
Richard W. Griner(12)(13)	17,272	*

Non-Management Principal Stockholders(2)
Austin W. Marxe (14)	788,560	11.1%
David M. Greenhouse (14)	788,560	11.1%
Directors and executive officers as a group (8 persons)(15)	1,410,583	19.4%

*	Denotes less than 1% of the outstanding shares of common stock.
(1)	On April 21, 2010 there were 7,135,783 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
(2)	Each person named above has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by the person, except as otherwise indicated below. Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days including through the exercise of any option or warrant or through the conversion of another security (a “Presently Exercisable” security).
(3)	Our named executive officers include our chief executive officer, and the two other highly compensated executive officers who were serving as executive officers at December 31, 2009. Mr. Bulger is also included because he served as an executive officer until February 2, 2009 and would otherwise qualify as a named executive officer.
(4)	In determining the percent of voting stock owned by a person on April 21, 2010, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 7,135,783 shares of common stock outstanding on April 21, 2010, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.
(5)	Includes 272,493 shares of common stock held by About Face Limited, 200,390 shares held by BLG Partners, 12,000 shares directly owned by Mr. Gross, 10,000 shares held in his IRA account and 33,334 shares which may be purchased upon Presently Exercisable stock options. About Face Limited is a family limited partnership, the partners of which are Murray H. Gross and his wife Barbara Gross, each of whom own a 49.5% interest in the partnership. GP About Face Ltd. is the general partner of the partnership and owns a 1% interest in the partnership. Mr. Gross is the president of the general partner. BLG Partners is a general partnership of which Murray H. Gross and his spouse Barbara Gross are partners. Mr. Gross has sole investment and voting power over the shares of our common stock held by both partnerships. Mr. Gross is our president, chief executive officer and chairman of our board of directors. Murray H. Gross is the father of Steven L. Gross. The address for Mr. Gross is 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, TX 75067.
(6)	Represents 5,616 shares held in his children’s custodial account.
(7)	Includes 144,431 shares of common stock held by SSTCJ LLC, a limited liability company of which Steven L. Gross is a member/manager and his wife Susan M. Gross is a member, and 34,032 shares which may be purchased upon Presently Exercisable stock options. Steven L. Gross has dispositive and voting power over the shares of our common stock held by SSTCJ LLC. Mr. Gross is executive vice president and chief marketing officer of our company. He is the son of Murray H. Gross.
(8)	Includes 19,312 shares owned by Mr. DeFronzo and 37,500 shares which may be purchased upon Presently Exercisable stock options.
(9)

Includes 50,000 shares held by Union Hill Investments, 77,000 shares held by Union Hill Property Company Ltd., 18,240 shares directly owned by Mr. Buchholz, 2,667 shares which may be purchased upon Presently Exercisable stock options and 357,154 shares of common stock held by SWS Group, Inc. of which Mr. Buchholz is the chairman of the board. Union Hill Investments is a general partnership, the partners of which are Don A. Buchholz, his wife, Ruth Buchholz, his adult son, Robert Buchholz and his adult daughter, Chrystine B. Roberts. Don A. Buchholz has voting and investment power with regard to the company’s shares of common stock owned by the partnership. Don A. Buchholz and his wife jointly own a one-third interest in the partnership and his son and daughter each own a one-third interest. Union Hill

Property Company Ltd. is a limited partnership of which Bosque-Chickadee Management Company LLC., a Texas limited liability company, is the general partner. The ownership of Union Hill Property Company Ltd. is as follows: 20% is owned by Don A. Buchholz and his spouse, 40% is owned by Buchholz Family Trust, a trust established for the benefit of Robert Buchholz and his descendants and 40% is owned by Bentley Partners LLLP, a limited liability limited partnership whose general partnership interest is owned by Bentley Holdings LLC, a limited liability company wholly-owned by Roberts Family Trust, a trust established for the benefit of Chrystine B. Roberts and her descendants. Mr. Buchholz is a director of our company. The address for Mr. Buchholz and SWS Group, Inc. is 1201 Elm Street, Suite 3500, Dallas, TX 75202.

(10)	Includes 36,144 shares owned by Mr. Jobe, 2,667 shares which may be purchased upon Presently Exercisable stock options and 15,000 shares which are held in his IRA account. Mr. Jobe is a director of our company.
(11)	Includes 2,000 shares held by the Estate of Shirley Murphy Trust of which Kenneth W. Murphy is the Trustee and controls the voting of such shares, 35,837 shares directly owned by Mr. Murphy, and 2,667 shares which may be purchased upon Presently Exercisable stock options. Mr. Murphy is a director of our company.
(12)	Includes 14,605 shares owned by Mr. Griner and 2,667 shares which may be purchased upon Presently Exercisable stock options. Mr. Griner is a director of our company.
(13)	Nominee for election as a director.
(14)	Messrs Marxe and Greenhouse share voting and investment power over 158,776 shares of common stock owned by Special Situations Cayman Fund, L.P. and 629,784 shares of common stock owned by Special Situations Fund III QP, L.P. Messrs Marxe and Greenhouse are controlling principals of AWN Investment Company, Inc., the general partner of and investment adviser to Special Situations Cayman Fund, L.P. AWN also serves as the general partner of MGP Advisers Limited Partnership, the general partner of Special Situations Fund III OP, L.P. AWN also serves as the investment adviser to Special Situations Fund III OP, L.P. The business address for Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, New York 10022. This information is based on a Schedule 13-G/A filed by Messrs. Marxe and Greenhouse with the Securities and Exchange Commission on February 13, 2009.
(15)	Includes the beneficial ownership of certain shares by officers and directors and shares of common stock which may be purchased by them upon Presently Exercisable stock options as disclosed in the foregoing footnotes.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the company.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the company’s officers or directors since the beginning of the last fiscal year, or any of their associates, have any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the SEC require our executive officers and directors and persons who own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of ownership and timely file transaction reports covering any changes in ownership with the SEC. Executive officers, directors and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with all such reports they file.

Based solely on review of the copies of such reports that we have received and written representations that no other reports were required for such persons, we believe that all filing requirements applicable to our executive officers, directors and owners of more than 10% of our common stock were complied with.

Certain Relationships and Related Transactions

Our company’s Code of Ethics and Business Conduct provides that employees, officers and directors must act in the best interests of the company and refrain from engaging in any activity or having a personal interest that presents a “conflict of interest.” In addition, under applicable Securities and Exchange Commission rules, the company is required to disclose related person transactions as defined in the Securities and Exchange Commission’s rules. Our Code of Ethics and Business Conduct may be accessed on the corporate governance page of our company’s website at www.ushomesystems.com.

Since the beginning of fiscal 2009, we were not a party to any transaction, or any currently proposed transaction, that involved more than $120,000 with a “related person” (executive officer, director, nominee for director or 5% stockholder or any of their immediate family members) or that involved indebtedness to or payments from us, other than for compensation paid in connection with employment or board service as described under the caption “Executive Compensation and Other Information.”

Our policy with regard to related party transactions is that all material transactions are to be reviewed by the audit committee for any possible conflicts of interest. The audit committee will generally evaluate the transaction in terms of: (1) the benefits to the company; (2) the terms of the transaction; and (3) the terms available to unrelated third parties or to employees generally. The audit committee will seek consensus of the transaction from the independent directors. Related party transactions are required to be approved by the audit committee.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth certain information regarding compensation earned by all individuals serving as our Chief Executive Officer during fiscal year 2009 and our two most highly compensated executive officers (other than the Chief Executive Officer) who served as executive officers during fiscal year 2009, for each of the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(3)	All other compensation ($)		Total ($)
Murray H. Gross(1)	2009	$371,424	$—	$—	$—	$44,572	(4)	$415,996
Chief Executive Officer and Chairman of the Board of Directors	2008	$370,458	$81,175	$—	$25,210	$43,935	(4)	$520,778

Peter T. Bulger(2)	2009	$39,887	$—	$—	$—	$350,867	(5)	$390,754
Former President and Chief Operating Officer	2008	$361,308	$81,000	$—	$12,605	$20,019	(6)	$474,932

Steven L. Gross	2009	$228,763	$—	$—	$9,591	$20,616	(6)	$258,970
Executive Vice President and Chief Marketing Officer	2008	$229,195	$66,000	$—	$7,563	$20,019	(6)	$322,777

Robert A. DeFronzo	2009	$233,640	$—	$—	$9,591	$14,680	(6)	$257,911
Secretary—Treasurer and Chief Financial Officer	2008	$233,033	$28,654	$—	$7,563	$14,680	(6)	$289,269

(1)	Mr. Gross served as our president and chief executive officer from 2001 to March 2007 when Mr. Bulger was elected by our board of directors as president. Mr. Gross has served as our chairman of the board and chief executive officer since 2001. On February 2, 2009, Murray H. Gross was re-elected president to replace Mr. Bulger who resigned as our president on that date.
(2)	Mr. Bulger resigned as president and chief operating officer of our company in February 2009. He was elected as our president on March 15, 2007. Prior to his election as president, Mr. Bulger served as our executive vice president and chief operating officer, positions he held since 2001.
(3)	This column shows the grant date fair value, as determined in accordance with FASB ASC Topic 718 of stock awards and options granted to named executive officers in 2009, as well as prior fiscal years. Refer to Note 12 “Stock Based Incentive Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 16, 2010 with the SEC for the relevant assumptions used to determine compensation expense on our stock and option awards.
(4)	Amount shown includes health, dental, disability, long-term home care and life insurance premiums paid by us for the benefit of Murray H. Gross.
(5)	Includes $333,250 paid to Mr. Bulger during 2009 as required payments pursuant to a severance agreement and $ 17,617 as reimbursement for health insurance premiums he paid under COBRA. See “Separation Agreement with Former Executive Officer” below.
(6)	Amount shown includes health, dental, disability and life insurance premiums paid by us for the named executive.

Employment Agreements

On December 11, 2008, the compensation committee of the board of directors of our company approved the amended and restated employment agreements, to be effective as of January 1, 2009, of our chief executive officer (Murray H. Gross) and other named executives. The primary purpose for amending the employment agreements was to address issues raised by Section 409A of the Internal Revenue Code and related interpretations and guidance of the Internal Revenue Service (collectively “IRC Section 409A”). Additional revisions were made to Murray H. Gross’ employment agreement as noted below.

Chief Executive Officer.    The term of our initial employment agreement with Murray H. Gross, our chief executive officer, was scheduled to end on December 31, 2006. On June 2, 2006, our compensation committee approved the extension of the initial term of Mr. Gross’s employment agreement for an additional three year period through December 31, 2009. The compensation committee also agreed that we will provide Mr. Gross with long term care insurance coverage until June 2, 2016, provided that the annual premium we would pay does not exceed $25,000. Mr. Gross was also granted 21,000 restricted stock awards pursuant to our 2004 Restricted Stock Plan, which are fully vested.

The amended and restated employment agreement extends the term of Mr. Gross’ employment to December 31, 2011. The employment agreement, as amended, will automatically be extended for an additional three year term unless on or before November 30, 2010 either party notifies the other of its intent not to renew the agreement or prior to such date the agreement has been terminated. The provision in Mr. Gross’ employment agreement allowing him to resign his employment and convert his employment agreement into a two year consulting agreement has been deleted in the amended and restated employment agreement.

If the employment agreement is terminated by the company for just cause, Mr. Gross will not be entitled to severance pay. Mr. Gross will receive a lump sum payment upon his termination by the company without just cause or his resignation with or without good reason in an amount equal to the greater of his annual salary for the remainder of the term or two years (“Severance Payment”). The Severance Payment upon voluntary or involuntary termination of employment will be delayed for six months and one day following the date of termination if necessary to comply with the provisions of IRC Section 409A. An interpretation and savings provision has been included in the employment agreement which requires the terms of the employment agreement, including the payment terms of compensation upon separation from service, to be interpreted consistent with the provisions of IRC Section 409A.

Upon a change in control of the company, Mr. Gross is entitled to the Severance Payment regardless of whether his employment is terminated or not in connection with the change in control. If Mr. Gross’ employment is terminated as a result of his disability, he will be entitled to receive the Severance Payment. In any event, Mr. Gross will only be entitled to receive one Severance Payment under the employment agreement. If, at the time of Mr. Gross’ death, his employment agreement is in effect and if he is married, the company is obligated to pay his widow in a lump sum, an amount of cash equal to Mr. Gross’ annual salary. We also pay the annual premiums to provide Mr. Gross’ beneficiaries with $1,250,000 of life insurance benefits. Mr. Gross is entitled to receive bonuses and other incentive compensation as determined by our compensation committee. The employment agreement contains provisions related to confidentiality and non-competition.

Other Named Executive Officers.    At December 31, 2009 we also had employment agreements with Steven L. Gross and Robert A. DeFronzo, our two other most highly compensated executives, and Peter T. Bulger, our former president and chief operating officer who resigned in February 2009. The terms of each of these employment agreements are similar with the exception of the base salary and bonus received by each named executive officer. Effective January 1, 2009, the employment agreements of our other named executive officers were amended and restated to ensure compliance with IRC Section 409A.

The terms of the other named executives’ employment agreements are similar with the exception of base salary and bonuses received by each executive officer. The amended employment agreements are for a one year term, provided that six months prior to the anniversary date of the agreement, and each anniversary date thereafter, the employment will automatically be extended for an additional year unless the company notifies the executive of its intent not to extend the agreement. Additionally, if within one year after a change in control the executive resigns for any reason or the company terminates the executive’s employment for any reason, other than just cause, the company will pay to the executive a lump sum payment in cash equal to the executive’s annual salary then in effect.

The other named executives’ amended and restated employment agreements also provide:

If an executives’ employment is terminated as a result of disability, he will be entitled to receive in a lump sum an amount of cash equal to one year’s salary.

If, at the time of the executive’s death, his employment agreement is in effect and he is married, the company is obligated to pay his widow in a lump sum, an amount equal to his annual salary.

If an executive’s employment agreement is terminated by us for cause or by the executive without good reason, the executive will not be entitled to severance pay. If we terminate the executive without cause, the executive will be entitled to severance pay equal to one year’s salary. Our other named executives are entitled to receive bonuses and other incentive compensation as determined by our compensation committee. The employment agreements contain provisions related to confidentiality and non-competition.

An interpretation and saving provision has been included in the executives’ amended and restated employment agreements which requires the terms of the employment agreements, including the payment terms of compensation upon separation from service, to be interpreted consistent with the provisions of IRC Section 409A.

Separation Agreement with Former Executive Officer

On February 17, 2009 (effective as of February 24, 2009) the company and Peter T. Bulger, who resigned as our president and chief operating officer on February 2, 2009, entered into a Separation Agreement and General Release of Claims (“Separation Agreement”).

The material terms of the Separation Agreement provide that we will pay Mr. Bulger a total of $383,250 payable as follows:

(1)	$50,000 payable on February 24, 2009 in consideration of the release and waiver of claims as defined in the Separation Agreement;

(2)	$33,250 payable on February 24, 2009 to Mr. Bulger for his consulting services through February 2, 2010; and

(3)	$300,000 payable $25,000 per month beginning March 2, 2009 and ending on February 2, 2010 in consideration of certain restrictive covenants agreed to by Mr. Bulger.

At December 31, 2009, the company had paid to Mr. Bulger a total of $333,250 of the required payments under the Severance Agreement. Mr. Bulger will be engaged by us as a consultant until February 2, 2010, as may be requested by the Company, to assist us with litigation matters, to provide assistance with the transition of his duties and responsibilities to other company employees and to provide information and advice relating to his former position with the company and its ongoing business operations. If Mr. Bulger’s consulting services exceed 120 hours during the one year consulting period the company will pay him $200 per hour for each additional hour over the 120 hour maximum. At December 31, 2009 no additional payments had been made to Mr. Bulger pursuant to the foregoing provisions.

Mr. Bulger has agreed that he will not engage in any activities which are in competition with the business of the company during the period from February 2, 2009 to February 2, 2010. Mr. Bulger is also subject to confidentiality, non-solicitation and non-disparagement restrictions. The company will reimburse Mr. Bulger for health insurance premiums he pays under COBRA for up to 12 months. The company’s reimbursement obligation will end upon his coverage under a new employer’s insurance plan. At December 31, 2009 the company had reimbursed Mr. Bulger a total of $17,617 for health insurance premiums he paid under COBRA.

Cash Bonus Plan

We have an executive cash bonus plan which recognizes and rewards contributions made to us by our named and other executive officers and key management. The bonus plan is administered by our compensation committee, who, each fiscal year selects the executive officers and key management eligible to receive bonus awards under the plan for the current or subsequent fiscal years. The compensation committee determines the amount of the cash bonus pool available for distribution for the fiscal year. The cash bonus pool available for distribution is an amount equal to a percentage (as determined by the compensation committee) of the pre-tax profit of our operating subsidiaries and on a consolidated basis for the applicable fiscal year. Each participant in the bonus plan will receive a quarterly draw against his awarded annual bonus. The bonus plan contains provisions that address the availability of bonuses and payment procedures for eligible participants in the plan whose employment with us is terminated during a given fiscal year. No cash bonus was paid to any of our executive officers in 2009.

Stock Option and Stock Awards Programs

We currently have two equity based programs, our 2000 Stock Plan and 2004 Stock Plan. We intend that our restricted stock and option award programs are the primary vehicle for offering long-term incentives and rewarding our executive officers and key employees. We also regard our restricted stock and option award programs as a key retention tool. This is a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option and the market price of our common stock, we have always believed that granting stock options is the best method of motivating the executive officers to manage our company in a manner that is consistent with the interests of our company and our stockholders. However, because of the evolution of regulatory, tax and accounting treatment of equity incentive programs and because it is important to us to retain our executive officers and key employees, we realize that it is important that we utilize other forms of equity awards as and when we may deem necessary.

In March 2007, the compensation committee approved a long-term incentive plan or Incentive Plan for our named and other executive officers. The Incentive Plan provides for the granting of restricted stock awards to our named and other executive officers based on our long-term performance and earnings per share results. Earnings per share represent our stock performance throughout the year which will directly correlate to increased stockholder earnings and value. The plan design consists of earnings per share targets for each fiscal year in which restricted stock awards are directly related to our performance. The compensation committee is responsible for setting the earnings per share threshold, target and maximum levels as well as the number and vesting of restricted stock awards.

To activate restricted stock awards under the Incentive Plan, we must obtain a threshold of 80% of the targeted annual earnings per share as determined by the compensation committee. The maximum threshold under the plan is equal to 120% of the target earnings per share. The restricted stock awards to be granted to executive officers under the Incentive Plan are equal to a cash equivalent percentage of each executive officer’s annual salary. No stock awards were made under this program in 2008 and 2009.

Outstanding Equity Awards at December 31, 2009

The following table provides information on the stock option and restricted stock awards held by our named executive officers as of December 31, 2009. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the stock option or restricted stock award grant date. The market value of the restricted stock awards is based on the closing market price of our common stock as of December 31, 2009, which was $2.62.

	Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Murray H. Gross Chief Executive Officer	11/11/08	33,334	16,666		$1.85	11/11/2018	—			—

Peter T. Bulger(2) Former President and Chief Operating Officer	—	—	—		—	—	—			—

Steven L. Gross Executive Vice President and Chief Marketing Officer	04/06/06 01/31/07 11/11/08 08/10/09	21,532 — 10,000 —	— — 5,000 10,000	$ $ $	8.36 — 1.85 2.72	4/23/2011 — 11/11/2018 08/10/2019	— 1,291 — —	(3)	$	— 3,382 — —

Robert A. DeFronzo Secretary-Treasurer and Chief Financial Officer	04/23/01 01/31/07 11/11/08 08/10/09	25,000 — 10,000 —	— — 5,000 10,000	$ $ $	3.60 — 1.85 2.72	04/23/2011 — 11/11/2018 08/10/2019	— 458 — —	(3)	$	— 1,200 — —

(1)

The grant date for each of the outstanding options and restricted stock awards has been included to facilitate an understanding of the vesting schedules. The stock options granted on November 11, 2008 vest at the rate of 33 1/3% on the grant date and 33 1/3% on each anniversary of the grant date and the stock options granted on August 10, 2009 vest 25% on January 1, 2010 and 25% on each January 1 thereafter until January 1, 2013 when the options will be fully vested.

(2)	Mr. Bulger resigned as our president and chief operating officer on February 2, 2009 and his role was assumed by Murray H. Gross. As a result of Mr. Bulger’s termination of employment all outstanding restricted stock awards were vested and on March 2, 2009 all exercisable outstanding stock options were forfeited.
(3)	The restricted stock awards vest on January 31, 2010.

Potential Payments Upon Termination or Change-in-Control

General

We have employment agreements with each of our named executive officers. Each of the named executive officers employment agreements have similar provisions regarding “just cause”, “good reason”, “disability” and “change in control”.

The tables below reflect the amount of compensation payable to each of the named executive in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon death, disability, termination for cause, voluntary termination, termination without cause or for good reason, termination in connection with a change in control and change in control without termination is shown below. The amounts shown in the following tables assume that a change in control occurred during fiscal 2009 and that termination occurred on December 31, 2009 and include amounts earned but not paid as of that date. The actual amounts to be paid out can only be determined at the time of such executive’s separation from our company. Mr. Bulger is not included in the tables due to his resignation on February 2, 2009 as an executive officer, and these tables assume a termination or change in control occurred on December 31, 2009. See “Executive Compensation and Other Information – Employment Agreements.”

Murray H. Gross.    Termination payments are payable pursuant to his employment agreement in effect on December 31, 2009.

Executive benefits and payments upon termination(1)	Death	Disability	Termination for cause	Voluntary termination	Termination without cause or for good reason	Termination in connection with change in control	Change in control without termination
Base salary	$371,424	$742,848	$—	$—	$742,848	$742,848	$742,848

(1)	Mr. Gross’ employment agreement in effect at December 31, 2009 provided for a severance payment if his employment terminated by disability, without just cause or for good reason, which includes a change in our control, in a lump sum amount equal to the greater of the remainder of the term of the employment agreement or two year’s base salary. Additionally, the agreement provided for a one year’s salary payment to Mr. Gross’ spouse upon his death. Since Mr. Gross’ employment agreement expires on December 31, 2011, the severance payment equals two years annual salary. See “Executive Compensation and Other Information—Employment Agreements—Chief Executive Officer.”

Steven L. Gross.    Termination payments are payable pursuant to his employment agreement in effect on December 31, 2009.

Executive benefits and payments upon termination(1)	Death or disability	Termination for cause	Voluntary termination	Termination without cause or for good reason	Termination in connection with change in control	Change in control without termination
Base salary	$229,793	$—	$—	$229,793	$229,793	$—
Restricted stock accelerated(2)	3,382	3,382	3,382	3,382	3,382	3,382

Total	$233,175	$3,382	$3,382	$233,175	$233,175	$3,382

(1)	Termination payments have been calculated based on one year annual salary. See “Executive Compensation and Other Information—Employment Agreements—Other Named Executives.”
(2)	Based on the December 31, 2009 closing stock price of $2.62 per share.

Robert A. DeFronzo.    Termination payments are payable pursuant to his employment agreement in effect on December 31, 2009.

Executive benefits and payments upon termination(1)	Death or disability	Termination for cause	Voluntary termination	Termination without cause or for good reason	Termination in connection with change in control	Change in control without termination
Base salary	$233,640	$—	$—	$233,640	$233,640	$—
Restricted stock accelerated(2)	1,200	1,200	1,200	1,200	1,200	1,200

Total	$234,840	$1,200	$1,200	$234,840	$234,840	$1,200

(1)	Termination payments have been calculated based on one year annual salary. See “Executive Compensation and Other Information—Employment Agreements—Other Named Executives.”
(2)	Based on the December 31, 2009 closing stock price of $2.62 per share.

The company at its expense maintains a $300,000 life insurance policy on each of the named executive officers to fund (in whole or in part) the company’s obligation to pay the executive’s spouse a lump sum payment equal to the executive’s annual base salary upon the death of the executive. The company also maintains at its expense a long-term disability policy for each of its named executives.

Compensation of Directors

All of our directors, except for Murray H. Gross, are “non-employee directors.” Each of our non-employee directors receives an annual retainer of $15,000. The chairman of our audit committee receives an additional annual retainer of $5,000. The annual compensation is payment for each director’s attendance of up to eight meetings per year, including board and committee meetings. For each meeting attended by the non-employee directors over the annual eight meetings, each director will be paid $500. We reimburse our directors for expenses relating to attendance of meetings. We do not compensate employee directors for attendance at board of directors’ meetings or committee meetings. From time to time our directors have received stock option grants and restricted stock awards.

Each non-employee director is required to receive at least $5,000 of his annual retainer in the form of shares of our common stock to be issued under our 2004 Restricted Stock Plan. Twenty-five percent of the cash compensation is paid each quarter. The $5,000 of restricted stock awards will be granted to each non-employee director on the first business day of each January, and the number of the restricted stock awards will be determined based on the closing sales price of our common stock on the grant date as quoted by the Nasdaq Global Market System. The restricted stock awards will be granted with no restrictions except for restrictions specified under applicable state and federal securities laws for the issuance of unregistered securities.

Each director, at his option, may receive such additional restricted stock awards in lieu of the cash compensation as he elects. If a director elects to receive additional restricted stock awards in lieu of cash, we will grant to the director additional restricted stock awards with a fair market value equal to the amount of cash compensation that the director elected to receive in restricted stock awards plus an additional restricted stock award equal to 25% of the amount of the restricted stock awards granted to the director. This provision also applies to the additional $5,000 to be received by the audit committee chairman.

Additionally, each non-employee director will be granted options to purchase 2000 shares of common stock on the date of his re-election as a director of the company at the annual meeting of the stockholders.

The following table sets forth certain information concerning the compensation of our directors for the year ended December 31, 2009.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(2)(3) ($)	Total ($)
Don A. Buchholz	$—	$14,375	$1,434	$15,809
Larry A. Jobe	$—	$19,063	$1,434	$20,497
Kenneth W. Murphy	$2,500	$11,250	$1,434	$15,184
Richard W. Griner(3)	$—	$14,375	$1,434	$15,809

(1)	Murray H. Gross, chairman of the board and chief executive officer of our company, has been omitted from the table since he received no compensation for serving on our board.
(2)	This column shows the grant date fair value, as determined in accordance with FASB ASC Topic 718 of restricted stock and option awards granted in 2009. Refer to Note 12 “Stock Based Incentive Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 16, 2010 with the SEC for relevant assumptions used to determine compensation expense on our stock and option awards. The stock awards granted to directors during 2009 were fully vested on date of grant.

(3)	At December 31, 2009 there were no outstanding unvested stock awards. The non-employee directors held the following outstanding stock options at the end of 2009 fiscal year:

	Option Awards
	Number of Shares Exercisable (#)	Number of Shares Unexercisable (#)
Don A. Buchholz	2,000	2,000
Larry A. Jobe	2,000	2,000
Kenneth W. Murphy	2,000	2,000
Richard W. Griner	2,000	2,000

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a stockholder proposal in its proxy statement for the purpose of an annual or special meeting. Pursuant to the rule, in order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2011 annual meeting of stockholders of the company, a proposal must be received at our principal executive offices on the date in the year 2010 that corresponds to the date that is not less than 120 calendar days before the date that this proxy statement was released to stockholders in connection with the 2010 annual meeting. However, if the date of the 2011 annual meeting of stockholders changes by more than 30 days from the date of the 2010 meeting, the deadline is a reasonable time before we begin to print and mail proxy materials. To be eligible for inclusion, we must receive your stockholder proposal for our proxy statement for the 2011 annual meeting of stockholders at our principal corporate offices in Lewisville, Texas at the address below no later than December 27, 2010. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

OTHER MATTERS

At the date of this proxy statement, we know of no other matters, other than those described above, that will be presented for consideration at the annual meeting. If any other business should come before the meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of our company and our stockholders.

The Annual Report to Stockholders of the company for the fiscal year ended December 31, 2009 is being mailed to stockholders of record on the record date concurrently with the mailing of this proxy statement. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

If you would like a copy of our 2009 Annual Report on Form 10-K, including the financial statements and schedules thereto, please send a written request to:

Robert A. DeFronzo, Secretary

U.S. Home Systems, Inc.

405 State Highway 121 Bypass

Building A, Suite 250

Lewisville, Texas 75067

214-488-6300

In order to ensure timely delivery of the Annual Report, we should receive your request no later than five business days prior to the annual meeting.

You are urged to sign and return your proxy promptly in the enclosed envelope to make certain your shares will be represented at the annual meeting.

By Order of the Board of Directors,

/s/ Robert A. DeFronzo
Robert A. DeFronzo Secretary

April 22, 2010

APPENDIX A

U.S. HOME SYSTEMS, INC.

2010 EQUITY INCENTIVE PLAN

U.S. HOME SYSTEMS, INC.

EQUITY INCENTIVE PLAN

U.S. HOME SYSTEMS, INC.

2010 Equity Incentive Plan

PART I

PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES

SECTION 1. Purpose of this Plan. The purpose of the 2010 EQUITY INCENTIVE PLAN (the “Plan”) is to provide a means through which U.S. Home Systems, Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract able persons to serve as Directors, Advisors or Consultants to the Company or its Subsidiaries, or to enter the employ of the Company or its Subsidiaries and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Subsidiaries. A further purpose of the Plan is to provide such individuals with the additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Subsidiaries.

This Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Reload Options, SAR’s or Restricted Stock, or a combination thereof, at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in this Plan.

SECTION 2. Definitions. As used herein, the following definitions shall apply:

(a) “Award” means any award or benefit granted under this Plan, including Options, Restricted Stock and SAR’s.

(b) “Award Agreement” means a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

(c) “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d) “Board” means the Company’s Board of Directors.

(e) “Change of Control Value” has the meaning set forth in Section 5(b).

(f) “Change of Control” means the first day that any one or more of the following conditions has been satisfied:

(i) the sale, transfer, or assignment to, or other acquisition by any other entity or entities (other than a Subsidiary), of all or substantially all of the Company’s assets and business in one or a series of related transactions;

(ii) a third person, including a “group” as determined in accordance with Section 13(d) or 14(d) of the Exchange Act, obtains the Beneficial Ownership of Common Stock having fifty percent (50%) or more of the then total number of votes that may be cast for the election of members of the Board; or;

(iii) during any two-consecutive year period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that except as set forth in this Section 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the two-year period, shall be deemed to have satisfied such two-year requirement and shall be deemed an

Incumbent Director if such Director was elected by or on the recommendation of, or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this Section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

(iv) a merger, consolidation, reorganization or other business combination (a “Transaction”), as a result of which the stockholders of the Company immediately prior to such Transaction own, directly or indirectly, immediately following such Transaction less than a majority of the combined voting power of the outstanding voting securities of the entity resulting from such Transaction.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Compensation Committee appointed by the Board, which shall be comprised of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code, and applicable interpretive authority under the Code, and within the meaning of “Non-Employee Director” under SEC Rule 16b-3 promulgated under the Exchange Act).

(i) “Common Stock” means the common stock of the Company, par value $.001 per Share.

(j) “Company” means U.S. Home Systems, Inc., a Delaware corporation, and any successor thereto.

(k) “Consultant” or “Advisor” means any person who is not an Employee or a Director and who is compensated for providing advisory or consulting services to the Company or any Subsidiary.

(l) “Director” means a member of the Board.

(m) “Disability” has the meaning set forth in Section 22(e)(3) of the Code.

(n) “Effective Date” means the date of the adoption by the Board of this Plan, provided that the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision in the Plan or in any agreement for an Award of any kind, no part of any Award shall vest or be exercisable prior to such stockholder approval. No further Awards may be granted under the Plan after ten (10) years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Awards have been satisfied, expired, vested or forfeited.

(o) “Eligibility Status” means being a Director, Employee, Consultant or Advisor at any given time of the Company or its subsidiaries.

(p) “Employee” means any person in an employment relationship with the Company or its subsidiaries.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means the closing price per Share on the Global Market System of NASDAQ as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if the Global Market System of NASDAQ shall cease to be the principal exchange or quotation system upon which the Shares are listed or quoted, then such exchange or quotation system upon which the Company elects to list or quote its Shares.

(s) “Incentive Stock Option” means any Option intended to qualify as an incentive stock option with in the meaning of Section 422 of the Code.

(t) “Incumbent Directors” has the meaning set forth in Section 2(f)(iii).

(u) “Non-Qualified Stock Option” means an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “NASDAQ Stock Market” means the NASDAQ Stock Market.

(w) “Option” means a Non-Qualified Stock Option, a Reload Option or an Incentive Stock Option granted pursuant to Section 8A of this Plan.

(x) “Optionee” means a Participant who has been granted an Option.

(y) “Participant” means any Director, Employee, Consultant or Advisor of the Company or any of its Subsidiaries that has been granted an Award.

(z) “Plan” means this U.S. Home Systems, Inc. 2010 Equity Incentive Plan, including any amendments thereto.

(aa) “Related Options” has the meaning set forth in Section 8B(a).

(aa) “Reload Option” means a Reload Option granted pursuant to Section 8C of this Plan.

(bb) “Reprice” or “Repricing” shall mean the adjustment or amendment of the exercise price of Options previously awarded whether through amendment, cancellation, replacement of grants or any other means.

(cc) “Restricted Stock” means a grant of Shares pursuant to Section 9 of this Plan.

(dd) “SAR” means the award of stock appreciation rights granted pursuant to Section 8B of this Plan.

(ee) “SEC” means the Securities and Exchange Commission.

(ff) “Share” means one share of Common Stock, as adjusted in accordance with Section 5 of this Plan.

(gg) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

(hh) “Transaction” has the meaning set forth in Section 2(f)(iv).

SECTION 3. Administration of this Plan.

(a) Authority. This Plan shall be administered by the Board or the Committee. The Committee has full and exclusive power to administer this Plan on behalf of the Board, subject to the limitation that certain actions may be subject to review and approval by the full Board and/or stockholders.

(b) Powers of the Committee. Subject to the other provisions of this Plan, the Committee has the authority, in its discretion:

(i) to determine the Eligibility Status of the Participants to whom Awards, if any, will be granted hereunder;

(ii) to grant Awards to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares, the number of Shares to be represented by each Award and the vesting schedule, the exercise price, the timing of such Awards, and to modify or amend each Award, with the consent of the Participant when required;

(iii) to construe and interpret this Plan and the Awards granted hereunder;

(iv) to prescribe, amend, and rescind rules and regulations relating to this Plan, including the forms of Award Agreements, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that this Plan or any Award Agreement complies with applicable law, rules, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of this Plan or any Award Agreement;

(v) to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

(vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; and

(vii) to make all other determinations deemed necessary or advisable for the administration of this Plan;

provided, that, no consent of a Participant is necessary under clauses (i) or (v) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee, confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 5.

(c) Effect of Committee’s Decision. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any stockholder and all other persons.

(d) Delegation. To the extent permitted by the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate its authority and duties under this Plan to one or more persons other than its members to carry out its policies and directives, including the authority to grant Awards, subject to the limitations and guidelines set by the Committee, except that (i) the authority to grant or administer Awards with respect to persons who are subject to Section 16 of the Exchange Act, or to persons who are “covered employees” (within the meaning of Treasury Regulation, Section 1.162-27(c)(2)), shall not be delegated by the Committee; and (ii) any such delegation shall satisfy any other applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision. Any action by any such delegate(s) within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. Any person to whom such authority is granted shall continue to be eligible to receive Awards under this Plan, provided that such Awards are granted directly by the Committee without delegation.

(e) Compliance with Code Section 409A. The parties intend that this Plan and Awards be, at all relevant times, in compliance with (or exempt from) Section 409A of the Code and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. The Company and its affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

SECTION 4. Shares Subject to this Plan.

(a) Reservation of Shares. Five Hundred Thousand (500,000) Shares are reserved for issuance under the Plan. If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless this Plan has been terminated, become available for future Awards under this Plan. The Shares may be authorized but unissued or reacquired Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

(b) Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

(c) Securities Law Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either of such Acts, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(d) Substitutions and Assumptions. The Board or the Committee has the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 4(a) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

SECTION 5. Adjustments to Shares Subject to this Plan.

(a) Adjustments. If the outstanding Shares shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such Shares shall be increased by a stock dividend or stock split, there shall be substituted for or added to each Share theretofore reserved for the purposes of this Plan, whether or not such Shares are at the time subject to outstanding Awards, the number and kind of shares of stock or other securities or property into which each outstanding Share shall be so changed or for which it shall be so exchanged, or to which each such Share shall be entitled, as the case may be. Outstanding Awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. No adjustment pursuant to this Section 5 shall be deemed a Repricing of an Option or any other Award. If there shall be any other change in the number or kind of the outstanding Shares, or of any stock or other securities or property into which such Common Stock has been changed, or for which it has been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the Shares then reserved for the purposes of this Plan, or in any Award theretofore granted or which may be granted under this Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan. In making any such substitution or adjustment pursuant to this Section 5, fractional Shares may be ignored.

(b) Amendments. The Committee has the power, in the event of any Transaction, to (1) amend all outstanding Options to permit the exercise thereof in whole or in part at any time, or from time to time, prior to the effective date of any such Transaction and (2) to terminate each such Option as of such effective date and pay each holder of such Award an amount of cash per Share equal to the excess, if any, of the Change of Control Value (as hereinafter defined) of the shares subject to such Option over the exercise price under such Options for such Shares. For purposes of this subsection (b), the “Change of Control Value” shall be the per Share price paid to stockholders of the Company in the Transaction, provided that in the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee will determine, in its sole and absolute discretion, the fair cash equivalent value of the consideration offered that is other than cash.

(c) No Other Adjustment. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award.

(d) Limitations under Code Section 409A. Notwithstanding as otherwise provided in this Section 5, no adjustment or amendment shall be taken under this Section 5 that:

(i) with respect to any Awards that are not subject to Section 409A of the Code as of the date of such action, would cause such Award to be subject to the requirements of Section 409A of the Code without satisfying such requirements; or

(ii) with respect to Awards subject to Section 409A of the Code, would constitute (i) a change in the time and form of payment under such Award, unless consented to by the Participant and otherwise satisfies the requirements of Treasury Regulation §1.409A-2(b), (ii) an acceleration of payment under the Award in prohibition of Section 409A(a)(3) of the Code and the regulations thereunder, taking into consideration the exceptions provided under Treasury Regulation §1.409A-3(j)(4) for certain accelerations, or (iii) a violation of Section 409A of the Code not otherwise referenced herein that would trigger adverse tax consequences for the Participant.

PART II

TERMS APPLICABLE TO ALL AWARDS

SECTION 6. General Eligibility and Annual Maximum Award; Procedure for Exercise of Awards; Rights as a Stockholder.

(a) General Eligibility. The Committee may from time to time grant Awards only to one or more Employees, Advisors, Consultants and Directors.

(b) Maximum Annual Participant Award. The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company shall not exceed 100,000 Shares (subject to adjustment as set forth in Section 5(a)).

(c) Procedure. An Award shall be exercised when written or electronic notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of and full payment for the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 5 of this Plan.

(d) Method of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Award, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(e) Stockholder Rights. Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

(f) Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

SECTION 7. Effect of Change of Control. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

(a) Acceleration. Awards of a Participant shall be Accelerated (as defined in Section 7(b)) upon the occurrence of a Change of Control.

(b) Definition. For purposes of this Section 7, Awards of a Participant being “Accelerated” means, with respect to such Participant:

(i) any and all Options shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term; and

(ii) any restriction periods and restrictions imposed on Restricted Stock shall lapse.

PART III

SPECIFIC TERMS APPLICABLE TO OPTIONS AND STOCK AWARDS

SECTION 8A. Grant, Terms and Conditions of Options.

(a) Designation. Each Option shall be designated in an Award Agreement as either an Incentive Stock Option, a Non-Qualified Stock Option or a Reload Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. Options shall be taken into account in the order in which they were granted.

(b) Term of Options. The term of each Option shall be established by the Committee in its sole and absolute discretion at the date of grant. However, the term of each Incentive Stock Option shall be no more than

10 years from the date of grant, and, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns Shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Option shall be no more than 5 years from the date of grant.

(c) Vesting. Options granted pursuant to this Section 8A shall vest pursuant to the periods, terms and conditions determined by the Committee in its sole discretion. The Committee in its sole and absolute discretion may provide that an Option will be vested or exercisable upon (1) the attainment of one or more performance goals or targets established by the Committee; (2) the Optionee’s continued employment as an Employee or service as a Director, Advisor or Consultant with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing. Each Option may, in the sole and absolute discretion of the Committee, have different provisions with respect to vesting and/or exercise of the Option. To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the termination of such Optionee’s employment for any reason other than death. In event of termination of an Optionee’s employment by reason of Optionee’s death, such Options shall immediately vest in full.

(d) Exercise Prices.

(i) The per Share exercise price under an Incentive Stock Option shall be: (A) if granted to a Participant who, at the time of the grant of such Incentive Stock Option, owns Shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, no less than 110% of the Fair Market Value per Share on the date the Option is granted, or (B) if granted to any other Participant, no less than 100% of the Fair Market Value per Share on the date the Option is granted.

(ii) The per Share exercise price under a Non-Qualified Stock Option shall be no less than 100% of the Fair Market Value per Share on the date the Option is granted.

(iii) In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without stockholder approval.

(e) Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, as provided in the applicable Award Agreement, and as are permissible under the terms of this Plan. An Option may not be exercised for a fraction of a Share.

(f) Expiration of Options upon Termination of Employment. Unless otherwise provided in the applicable Award Agreement as determined by the Committee at the time of grant, Options granted under this Plan, shall expire and cease to be exercisable as follows:

(i) three (3) months after the date of the termination of Optionee’s employment, termination of a Director as a member of the Board and termination of the services of a Consultant or Advisor, other than in circumstances covered by (ii) or (iii) below;

(ii) twelve (12) months after the date of the termination of a Optionee’s employment or termination of a Director as a member of the Board if such termination was by reason of Disability; and

(iii) twelve (12) months after the date of the death of a Participant.

Notwithstanding the foregoing in this subsection (f), the Committee has the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an Option beyond the date on which the Option would have expired if no termination of the Optionee’s employment had occurred. To the extent that the extension of the expiration date results in an Option no longer qualifying as an Incentive Stock Option, such extension shall not be effective unless Optionee approves the extension and waives any and all claims against the Committee and the Company for any losses resulting from the disqualification of the Incentive Stock Option.

SECTION 8B. Stock Appreciation Rights.

(a) Award of Stock Appreciation Rights. Concurrently with or subsequent to the award of any Option to purchase one or more Shares, the Committee may in its sole discretion, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each Share covered by an Option (the “Related Option”), a related alternate SAR, permitting such Optionee to be paid the appreciation on the Related Option in lieu of exercising the Related Option. A SAR granted with respect to an Incentive Stock Option must be granted together and concurrently with the Related Option. A SAR granted with respect to a Non-Qualified Stock Option may be granted together with or subsequent to the grant of such Related Option.

(b) Stock Appreciation Rights Agreement. Each SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a written agreement executed by the Company and the Optionee receiving the Related Option.

(c) Exercise. An SAR may be exercised only if and to the extent that its Related Option is eligible to be exercised on the date of exercise of the SAR. To the extent that a holder of a SAR has a current right to exercise, the SAR may be exercised from time to time by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the SAR, the number of Shares in respect of which it is being exercised, shall be signed by the person so exercising the SAR and shall be accompanied by the agreement evidencing the SAR and the Related Option. In the event the SAR shall not be exercised in full, the Secretary of the Company shall endorse or cause to be endorsed on the SAR and the Related Option the number of Shares which have been exercised thereunder and the number of Shares that remain exercisable under the SAR and the Related Option, respectively, and return such SAR and Related Option to the holder thereof.

(d) Amount of Payment. The amount of payment to which an Optionee shall be entitled to receive upon the exercise of each SAR shall be equal to 100% of the amount, if any, by which the Fair Market Value of a Share on the date the SAR is exercised exceeds the exercise price of the Option to which the exercised SAR relates; provided, however, the Company may, in its sole discretion, withhold from such cash payment any amount necessary to satisfy the Company’s obligation for withholding taxes with respect to such payment. For this purpose, the Fair Market Value of a Share shall be determined in the manner set forth in Section 8A(d) hereof.

(e) Form of Payment. The amount payable by the Company to an Optionee upon exercise of a SAR may be paid in Shares, cash or a combination thereof as determined by the Committee in its sole and absolute discretion. The number of Shares to be paid to an Optionee upon such Optionee’s exercise of a SAR shall be determined by dividing the amount of payment determined pursuant to Section 8B(d) hereof by the Fair Market Value of a Share on the exercise date of such SAR. For purposes of this Plan, the exercise date of a SAR shall be the date the Company receives written notification from the Optionee of the exercise of the SAR in accordance with the provisions of Section 8B(c) hereof. As soon as practicable after exercise, the Company shall either deliver to the Optionee the amount of cash due such Optionee or a certificate or certificates for such Shares. All such Shares shall be issued subject to the applicable rights and restrictions specified herein.

(f) Termination of SAR. Except as otherwise provided in case of Disability or death, no SAR shall be exercisable after an Optionee ceases to be an Employee, Director, Advisor or Consultant of the Company or a Subsidiary; provided, however, that the Committee shall have the right in its sole discretion, but not the obligation, to extend the exercise period for not more than three (3) months following the date such Optionee ceases to be an Employee, Director, Advisor or Consultant of the Company or a Subsidiary; provided further, that the Committee may not extend the period during which an Optionee may exercise a SAR for a period greater than the period during which an Optionee may exercise the Option related to said SAR. If an Optionee’s position as an Employee, Director, Advisor or Consultant of the Company is terminated due to the Disability or death of such Optionee, the Committee shall have the right, in its sole discretion, but not the obligation, to extend the exercise period applicable to the SAR for a period not to exceed the period in which the Optionee may exercise the Option related to said SAR, as set forth in Sections 8A(f)(ii) and 8A(f)(iii) hereof, respectively.

(g) Effect of Exercise of SAR. The exercise of any SAR shall cancel and terminate the right to purchase an equal number of Shares covered by the Related Option.

(h) Effect of Exercise of Related Option. Upon the exercise or termination of any Related Option, the SAR with respect to such Related Option shall terminate to the extent of the number of Shares as to which the Related Option was exercised or terminated.

(i) Nontransferability of SAR. A SAR granted pursuant to this Plan shall be exercisable only by the Optionee or the Optionee’s court appointed guardian or representative upon Disability or death of Optionee subject to the provisions of Section 8B(f) hereof and shall not be assignable or transferable by the Optionee. A SAR granted pursuant to the Plan shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any SAR or of any rights granted thereunder contrary to the foregoing provisions of this Section 8B(i), or the levy of any attachment or similar process upon a SAR or such rights, shall be null and void.

(j) No Interest in Company Assets. To the extent any person acquires a right to receive payments from the Company under Section 8B of the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company.

SECTION 8C. Reload Options.

(a) Authorization of Reload Options. Concurrently with the award of any Non-Qualified Stock Option and/or the award of any Incentive Stock Option to any Participant in the Plan, the Committee may authorize a Reload Option to purchase for cash or Shares that number of Shares equal to the sum of:

(1)	The number of Shares used to exercise the underlying Non-Qualified Stock Option or Incentive Stock Option; and

(2)	To the extent authorized by the Committee, the number of Shares used to satisfy any tax withholding requirement incident to the exercise of the underlying Non-Qualified Stock Option or Incentive Stock Option.

The grant of a Reload Option will become effective upon the exercise of the underlying Non-Qualified Stock Option, Incentive Stock Option or Reload Option through the use of Shares held by the Optionee for at least 12 months. Notwithstanding the fact that the underlying Option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

(b) Reload Option Amendment. Each Award Agreement related to a Non-Qualified Stock Option or Incentive Stock Option shall state whether the Committee has authorized Reload Options with respect to the underlying Non-Qualified Stock Option and/or Incentive Stock Option. Upon the exercise of an underlying Non-Qualified Stock Option or Incentive Stock Option, the Reload Option will be evidenced by an amendment to the underlying Award Agreement.

(c) Reload Option Price. The exercise price per Share deliverable upon the exercise of a Reload Option shall be the Fair Market Value of a Share on the date the grant of the Reload Option becomes effective, determined in the manner set forth in Section 8A(d) hereof.

(d) Term and Exercise. Each Reload Option shall be fully exercisable six months from the effective date of grant. The term of each Reload Option shall be equal to the remaining term of the underlying Non-Qualified Stock Option and/or Incentive Stock Option.

(e) Termination of Employment. No additional Reload Options shall be granted to Optionees when Non-Qualified Stock Options, Incentive Stock Options and/or Reload Options are exercised pursuant to the terms of this Plan following termination of the Optionee’s employment.

(f) Applicability of Other Sections. To the extent not inconsistent with the foregoing provisions of this Section, the other Sections of this Plan pertaining to Options, are applicable to Reload Options.

SECTION 9. Grant, Terms and Conditions of Stock Awards.

(a) Designation. Restricted Stock may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Committee determines that it will offer Restricted Stock, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. The term of each Award of Restricted Stock shall be at the discretion of the Committee.

(b) Vesting. The Committee, in its sole discretion, shall determine the time or times within which an Award of Restricted Stock may be subject to forfeiture, the vesting schedule and the rights to acceleration thereof, and all other terms and conditions of the Award. The Committee may, but shall not be required, provide that vesting of such Award will occur upon (1) the attainment of one or more performance goals or targets established by the Committee, which are based on (i) percentage increases in net revenue, (ii) earnings before or after interest, taxes, depreciation, and/or amortization, and (iii) operating income (which for purposes of this calculation shall equal net income as determined in accordance with generally accepted accounting principles plus stock compensation expense); (2) the Optionee’s continued employment or service with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing. Subject to the applicable provisions of the Award Agreement and this Section 9, upon termination of a Participant’s employment, or service or termination of a Director as a member of the Board for any reason, all Restricted Stock subject to the Award Agreement may vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement. Each Award of Restricted Stock Award may, in the sole and absolute discretion of the Committee, have different forfeiture and vesting provisions.

PART IV

TERM OF PLAN AND STOCKHOLDER APPROVAL

SECTION 10. Term of Plan. This Plan shall become effective as of the Effective Date and shall continue in effect until the tenth anniversary of the Effective Date or until terminated under Section 11 of this Plan or extended by an amendment approved by the stockholders of the Company pursuant to Section 11(a).

SECTION 11. Amendment and Termination of this Plan.

(a) Amendment and Termination. The Board or the Committee may amend or terminate this Plan from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to Option exercises); provided, that to the extent an amendment to this Plan (1) increases the maximum number of Shares available under the Plan, (2) changes the class of individuals eligible to receive Awards under the Plan, or (3) requires stockholder approval under the rules of the NASDAQ Stock Market, such other exchange or quotation service upon which the Company’s Shares are either quoted or traded, or the SEC, stockholder approval shall be required for any such amendment of this Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend this Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of this Plan or any Award Agreement.

(b) Effect of Amendment or Termination. Any amendment or termination of this Plan shall not impair the rights of Participants under previously-granted Awards and such Awards shall remain in full force and effect as if this Plan had not been so amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

SECTION 12. Stockholder Approval. The effectiveness of this Plan is subject to approval by the stockholders of the Company in accordance with applicable NASDAQ Stock Market rules, or the rules of such other exchange upon which the Company’s Common Stock is either quoted or traded at the time the Plan becomes effective.

PART V

MISCELLANEOUS

SECTION 13. Unfunded Plan. The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s beneficiaries or estate has any interest in any assets of the Company by virtue of this Plan. Nothing in this Section 13 shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company’s creditors. Legal and equitable title to any funds set aside, other than any grantor trust subject to the claims of the Company’s creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreements.

SECTION 14. Representations and Legends. The Committee may require each person purchasing Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the purchaser is acquiring the Shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificate for such Shares may include any legend which the Committee deems appropriate to reflect a restriction on transfer.

All certificates for Shares delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is listed, applicable federal or state securities laws, and any applicable corporate law, and the Committee may cause the legend or legends to be put on any such certificates to make appropriate reference to such restriction.

SECTION 15. Assignment of Benefits. No Award or other benefits payable under this Plan shall, except as otherwise provided under this Plan or as specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall such benefit be subject to attachment or legal process for or against that person.

SECTION 16. Governing Laws. This Plan and actions taken in connection herewith shall be governed, construed and enforced in accordance with the laws of the State of Delaware.

SECTION 17. Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards granted under this Plan will be used for general corporate purposes.

SECTION 18. Right of Discharge. Nothing in this Plan or in any Award or Award Agreement shall confer upon any Participant or any other individual the right to continue in the employment or service of the Company or any of its Subsidiaries, or affect any right the Company or any of its Subsidiaries may have to terminate the employment or service of any such Participant or any other individual at any time for any reason.

SECTION 19. Withholding. The Company shall not deliver Shares in respect of the exercise of or lapse in restrictions on an Award unless and until the Participant has made arrangements satisfactory to the Company to pay applicable withholding tax obligations. Unless other arrangements have been made, withholding may be effected, at the Company’s option, by withholding Common Stock issuable in connection with the exercise of or lapse in restrictions on an Award (provided that Shares may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company). The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of or lapse in restrictions on an Award from any amounts payable by it to the Participant (including, without limitation, future cash wages).

Adopted by the Board of Directors on March 15, 2010.

PROXY

U.S. HOME SYSTEMS, INC.

ANNUAL MEETING OF STOCKHOLDERS—JUNE 17, 2010

The shares represented by this Proxy, when properly executed, will be voted in the manner described herein by the executing stockholder. Please mark your vote in blue or black ink as shown here.  ☒

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	The election of the following persons to serve on the Board of Directors:

Murray H. Gross	☐	FOR	☐	WITHHOLD AUTHORITY
Richard W. Griner	☐	FOR	☐	WITHHOLD AUTHORITY
Don A. Buchholz	☐	FOR	☐	WITHHOLD AUTHORITY
Larry A. Jobe	☐	FOR	☐	WITHHOLD AUTHORITY
Kenneth W. Murphy	☐	FOR	☐	WITHHOLD AUTHORITY

2.	To ratify the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ended December 31, 2010.

☐    FOR                     ☐    AGAINST                     ☐    ABSTAIN

3.	To approve the 2010 Equity Incentive Plan.

☐    FOR                     ☐    AGAINST                     ☐    ABSTAIN

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

☐    FOR                     ☐    AGAINST                     ☐    ABSTAIN

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The undersigned stockholder hereby revokes any proxy or proxies heretofore given to vote or act with respect to such common stock and hereby ratifies and confirms all that the proxies appointed herein, their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby (i) acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 22, 2010 of U.S. Home Systems, Inc. (the “Company”) to be held at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067 at 10:00 a.m., central daylight time on Thursday, June 17, 2010; and (ii) appoints Murray H. Gross and Robert A. DeFronzo, with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the meeting and at any adjournment(s) or postponement(s) thereof, and the undersigned directs that the shares represented by this proxy to be voted as shown on the reverse side of this card.

Dated:	, 2010

(Sign Here)

(Print Name and Title, if applicable)

Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer. Please date, sign and mail this Proxy in the enclosed envelope. No postage is required.